Exhibit 10.22

                        SHOPPING CENTER: LINDBERGH PLAZA

                           LOCATION: ATLANTA, GEORGIA

                           TENANT: ABSOLUTE CARE, INC.

                 LANDLORD: NORO-BROADVIEW HOLDING COMPANY, B.V.

                                TABLE OF CONTENTS

SECTION   CAPTION                                                           PAGE
-------   -------                                                           ----
   1      Basic Lease Provisions                                              1
   2      Demised Premises                                                    3
   3      Lease Year                                                          3
   4      Term                                                                3
   5      Basic Annual Rental                                                 4
   6      Percentage Rental                                                   5
   7      Gross Sales Defined                                                 5
   8      Tenant's Records                                                    5
   9      Payment of Rentals                                                  6
  10      Real Estate Taxes                                                   6
  11      Covenant of Quiet Possession                                        7
  12      Use of the Demised Premises                                         7
  13      Radius Clause                                                       8
  14      Operation by Tenant                                                 8
  15      Parking Index                                                       8
  16      Common Areas                                                        8
  17      Expense of Common Areas                                             9
  18      Security                                                           10
  19      Utilities, Electricity, and Others                                 10
  20      Tenant's Improvements, Fixtures, and Mechanic's Liens              11
  21      Landlord's Maintenance                                             11
  22      Tenant's Maintenance                                               12
  23      Entry, Inspection, Posting, and Display                            13
  24      Applicable Laws                                                    13
  25      Indemnification                                                    13
  26      Tenant's Insurance                                                 14
  27      Landlord's Insurance - Tenant's Reimbursement                      15
  28      Waiver of Subrogation                                              15
  29      Fire or Other Casualty                                             16
  30      Eminent Domain                                                     16
  31      Financial Information of Tenant                                    17
  32      Assignment and Subletting                                          17
  33      Ownership of Certain Property                                      17
  34      Holdover by Tenant                                                 18
  35      Force Majeure                                                      18
  36      Additional Construction                                            18
  37      Bankruptcy                                                         18
  38      Successors and Assigns                                             19
  39      Attornment                                                         19
  40      Events of Default                                                  19
  41      Remedies of Landlord                                               20
  42      Remedies Cumulative; No Waiver for Indulgence                      23
  43      Notices                                                            23
  44      Subordination                                                      23
  45      Environmental Matters                                              24
  46      Leasing Agent                                                      26
  47      Additional Property                                                26
  48      Mortgage Defined                                                   26
  49      Limited Liability                                                  27
  50      Other Agreements                                                   27
  51      Interest Rate                                                      27
  52      Time of Essence                                                    27
  53      Captions                                                           27
  54      Modification                                                       27

SECTION   CAPTION                                                           PAGE
-------   -------                                                           ----
  55      Severability                                                       28
  56      Relationship of Parties                                            28
  57      Security Deposit                                                   28
  58      Construction and Interpretation                                    29
  59      Promotion                                                          29
  60      Relocation of Demised Premises                                     29
  61      Termination                                                        29
  62      As-Is                                                              29

                                    Exhibits:


  A       Lease Plan
  B       Description of the Shopping Center Land
  C       Outline of Landlord's Work and Tenant's Work
  D       Sign Criteria
  E       Tenant's Certificate
  F       Subordination, Non-Disturbance, and Attornment Agreement
  G       Rules and Regulations
  H       Delivery of Possession Date Certificate
  I       Lease Term Declaration
  J       Construction Exhibit
  K       Guaranty of Lease

     THIS AGREEMENT OF LEASE (this "Lease") is dated August 9, 2000, is by and between NORO-BROADVIEW HOLDING COMPANY, B.V. (hereinafter called "Landlord"), and ABSOLUTE CARE, INC., a Delaware Corporation, a wholly owned subsidiary of Avesis Incorporated (hereinafter called "Tenant"), whose address is 10324 South Dolfield Road, Owings Mills, MD 21117. Landlord and Tenant contract as follows:

                             BASIC LEASE PROVISIONS

SECTION 1.

     The following terms, whenever used in this Lease with the first letter of each word capitalized, shall have wherever applicable only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere herein:

     A. Demised Premises: That certain space outlined in red on Exhibit A (Lease
Plan), containing:

          frontage of approximately    ---      (---),  irregular shape
                                    ------------
          depth of approximately    ---   (---),  irregular shape
                                 --------

and a total floor area of approximately six thousand six hundred ninety seven (6,697) square feet (the "Floor Area of the Demised Premises"), and being a part of Lindbergh Plaza, a shopping center owned by Landlord in Fulton County, Atlanta, Georgia (the "Shopping Center") on the land identified as "Shopping Center Land" on Exhibit A (Lease Plan) and described on Exhibit B, such Demised Premises being further known and numbered as A400. (Section 2)

     B.   Lease Term: Three (3) Lease Years (Section 4)

     C.   Basic Annual Rental (Section 5):

          For Lease Years
          November 1, 2000 thru
          October 31, 2002:             Forty  Three   Thousand   Three  Hundred
                                        Ninety  Six  and   56/100   ($43,396.56)
                                        Dollars per annum, payable monthly at the rate of Three Thousand Six Hundred
                                        Sixteen and 38/100 ($3,616.38) Dollars.



          For Lease Year
          November 1, 2002 thru
          October 31, 2003:             Fifty Six Thousand  Seven Hundred Ninety
                                        and  56/100  ($56,790.56)   Dollars  per
                                        annum, payable monthly at the rate of Four Thousand Seven Hundred Thirty Two and 55/100 ($4,732.55) Dollars.


     D.   Percentage Rental (Section 6): NOT APPLICABLE

     E.   Trade Name: Absolute Care. (Section 12)

     F. Permitted Use: A medical center for infectious diseases including the sale of prescription medication for its patients only. There shall be no surgery of any kind performed in the Demised Premises, nor shall there be any abortions performed in the Demised Premises, nor shall Tenant's customers, patients, or invitees use any illegal drugs or similar substances in the Demised Premises and/or in the Common Area of the Shopping Center, nor shall Tenant's customers, patients or invitees do anything which is unlawful or in contradiction of the Certificate of Occupancy of the Shopping Center, nor cause or create any inconvenience or annoyance to other tenants in the Shopping Center.

     G. Major Stores: Any store within the Shopping Center containing more than twenty thousand (20,000) square feet of gross floor area.

     H. Floor Area of the Shopping Center: The gross floor area of the Shopping Center minus the gross floor area of all Major Stores. The term gross floor area shall mean the floor area of an enclosed area available for the exclusive use and occupancy by tenants or occupants.

     I. Tenant's Pro Rata Share: To determine Tenant's Pro Rata Share of any cost or charge in this Lease first deduct from such cost or charge the contribution, if any, made by any Major Store towards such cost or charge and then multiply the remainder of such cost or charge by a fraction, the numerator of which shall be the Floor Area of the Demised Premises and the denominator of which shall be the Floor Area of the Shopping Center.

     J. Real Estate Taxes and Utility Charges: Tenant pays Tenant's Pro Rata Share of real estate taxes and utility charges for the Shopping Center Land and any improvements thereon. (Section 10)

     K. Common Area Maintenance Charge: Tenant pays Tenant's Pro Rata Share of Landlord's Operating Costs. (Section 17)

     L. Landlord's Insurance - Tenant's Reimbursement: Tenant pays Tenant's Pro Rata Share of Landlord's insurance cost. (Section 27)

     M.   Advertising  and  Promotional   Service  or  Merchants'   Association:
Renovation-Opening Fee does not apply. Annual Promotion Fee does not apply. (Section 59)

     N. Landlord's Mailing Address: Noro-Broadview Holding Company, B.V. c/o Atlanta Realty Management Group, Inc., 2581 Piedmont Road, Suite A580, Atlanta, Georgia 30324 until further notice (Section 9A).

     Rental Payment Address:   Noro-Broadview Holding Company, B.V.
                               C/o Atlanta Realty Management Group, Inc.
                               2581 Piedmont Road, Suite A580
                               Atlanta, Georgia 30324

     O. Tenant's Mailing Address: Same as indicated hereinabove on this Page 1, unless a contrary address is set forth in this Section 1.O. ________________ .

     P. Tenant's Records: Tenant's Records shall be maintained at the Demised Premises unless a contrary address is set forth in this Section 1.P.

     Q. Security Deposit: Tenant shall deposit with Landlord upon execution of this Lease by Tenant, the total sum of $11,161.67, of which sum, $5,580.83 represents the first month's Basic Annual Rental and charges, and $5,580.83 represents security for the faithful performance and observance by Tenant of each and every term and covenant of this Lease. (Section 57)

     R. Exhibits: The following exhibits are attached to this Lease and are hereby incorporated herein:

          (1) Exhibit A - Lease Plan. Tenant acknowledges that the Lease Plan is tentative and that Landlord in its sole discretion may change the leasing plan, including the number and type of current or future tenants, may change the shape, size, location, number, and extent of improvements shown thereon, and may eliminate or add any improvements to any portion of the Shopping Center, provided that Landlord shall not change the size or dimensions of the Demised Premises by more than ten percent (10%), or the location thereof by more than thirty (30') feet, without Tenant's consent. One or more of the Shopping Center buildings may be moved in any direction or directions any distance within the Shopping Center Land.

          (2) Exhibit B - Description of the Shopping Center Land.
          (3) Exhibit C - Outline of Landlord's Work and Tenant's Work.
          (4) Exhibit D - Sign Criteria
          (5) Exhibit E - Tenant's Certificate
          (6) Exhibit F - Subordination, Non-Disturbance, and Attornment
                          Agreement
          (7) Exhibit G - Rules And Regulations
          (8) Exhibit H - Landlord's Property
          (9) Exhibit I - Guaranty of Lease

References in this Section 1 to other Sections are for convenience and do not limit any of the provisions of this Lease. Each reference in this Lease to any of the Basic Lease Provisions contained in the Section 1 shall be construed to incorporate all of the terms provided by such Basic Lease Provisions. In the event of any conflict between any Basic Lease Provisions and the balance of this Lease, including any exhibits, rider, addenda or amendment, then such balance shall control.

     S. Renovation - Grand Opening Date: November 1, 2000.

                                DEMISED PREMISES

SECTION 2.

     Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, for the Lease Term, at the rental, and upon the terms and conditions herein set forth, the Demised Premises. The Demised Premises have been or shall be constructed in accordance with the procedures and obligations described as Landlord's Work and Tenant shall finish the Demised Premises, at Tenant's expense, in accordance with the procedures and obligations described as Tenant's Work, with both Landlord's Work and Tenant's Work being outlined in Exhibit C. Tenant shall submit its plans for Tenant's Work to Landlord for Landlord's approval as set forth in Section 20 and Exhibit C. The number of square feet of floor area within the Demised Premises, and where applicable the Shopping Center, includes, but is not limited to, vestibules for the exclusive use by any tenant. All areas shall be calculated by using dimensions from the centerline of the interior or party walls, from the exterior faces of exterior walls, and from the front of the front lease line, as shown on drawings furnished or approved by Landlord. The Floor Area of the Demised Premises is calculated by the Landlord's Architect and is approximate and may, at Landlord's option, be recalculated by Landlord's Architect at any time during the term of this Lease. The calculation by Landlord's Architect will be final in determining the size of the Demised Premises. Tenant may, with the prior written consent of Landlord, use the space above the Demised Premises for the installation of such equipment and facilities and under such conditions as Landlord may in writing approve. Tenant acknowledges that neither Landlord nor Landlord's agents have made any representations or warranties as to the suitability of the Demised Premises for the conduct of Tenant's business.

                                   LEASE YEAR

SECTION 3.

     The first "Lease Year" shall commence on the first day of the Lease Term and shall end on the last day of the twelfth full calendar month following the commencement of the Lease Term. Thereafter each Lease Year shall consist of a successive period of twelve (12) calendar months.

                                      TERM

SECTION 4.

     A. The Lease  Term shall  begin on the date  hereof,  and  Tenant  shall be
obligated  to  pay  rentals  as  herein   required,   commencing  on  the  "Rent
Commencement Date" which date shall be:

          (ii) If the Demised Premises are existing on the date hereof, then the following date:

               (2) November 1, 2000.

Tenant accepts the Demised Premises "as is" and in the condition in which they currently exist. Tenant acknowledges that Landlord is not required to complete any work within the Demised Premises prior to Tenant's occupancy. The outline of Landlord's Work in Exhibit C is made solely in the event that Landlord is required under the Lease to restore the Demised Premises following a casualty or a taking by Eminent Domain. Tenant shall promptly commence and diligently complete Tenant's Work as required by and in accordance with Exhibit C and Tenant's approved plans.

     B. Landlord may postpone the date for the commencement of the Lease Term and the date on which Tenant is to open for business, for the purpose of effecting a joint opening with a substantial part of the remainder of the Shopping Center or in the event that a prior tenant fails to timely vacate all or any part of the Demised Premises. Landlord makes no representation as to the period or periods that any Major Stores or any other tenant or occupant in the Shopping Center will be open for business, and this Lease will not be affected by any closing of any such business.

     C. After the Rent Commencement Date, and within ten (10) days after requested by Landlord from time to time, Tenant will execute and deliver to Landlord and any one or more firms, persons or corporations named by Landlord, a certificate and agreement substantially in the form of Exhibit E, or any reasonable modification thereof required by Landlord or any Mortgagee or proposed Mortgagee. If any default is alleged by Tenant, then all facts alleged in regard thereto shall be included in such document. Failure of Tenant to execute and deliver such certificate and agreement within the time period stated shall constitute an unqualified acceptance of the Demised Premises and acknowledgment by Tenant that the statements contained on Exhibit E as delivered to Tenant are true and correct without exception, and that Tenant agrees to the provisions contained therein. If this Lease is guaranteed, Tenant and Guarantor covenant that the Guarantor will sign said certificate and agreement.

                               BASIC ANNUAL RENTAL

SECTION 5.

     Tenant agrees to pay to Landlord without set-off or deduction of any kind Basic Annual Rental in equal monthly installments in advance on the first day of each full calendar month during the Lease Term. The first such payment shall be due on the Rent Commencement Date and shall prorate the Basic Annual Rental for the period from the Rent Commencement Date to the first day of the first full calendar month in the Lease Term hereof, which prorated Basic Annual Rental shall be computed by multiplying one monthly installment of Basic Annual Rental by a fraction the numerator of which is the number of calendar days from the Rent Commencement Date to the first calendar day of the first full calendar month of the Lease Term and the denominator of which is thirty (30).

                                PERCENTAGE RENTAL
SECTION 6.

                               GROSS SALES DEFINED

SECTION 7.


                                TENANT'S RECORDS

SECTION 8.

                               PAYMENT OF RENTALS

SECTION 9.

     A. All rental and other payments shall be made by Tenant to the order of and delivered to the rental payment address listed in Section 1 or in such other manner at such other place as may be designated from time to time by Landlord in writing at least ten (10) days prior to the next ensuing payment date. Tenant may pay rental and other payments by check unless notified by Landlord in writing to pay by cashier's check.

     B. In addition to the Basic Annual Rental and Percentage Rental required to be paid pursuant to the terms of this Lease, Tenant agrees to pay, as additional rental, all sums and other charges required to be paid by Tenant pursuant to the provisions and Exhibits to this Lease, whether or not the same be designated "additional rental", and Landlord shall have the same remedies for Tenant's failure to pay same when and as required, as if it constituted Basic Annual Rental.

     C. If Tenant fails to pay, when due and payable, any Basic Annual Rental, Percentage Rental or any additional rental, other amounts or charges of any kind or character provided in this Lease, such unpaid amounts shall bear interest; but, in addition to such interest, if Landlord shall not have received any monthly installments of Basic Annual Rental by the fifth day of the month such installment is due, a late charge equal to the greater of One Hundred Dollars ($100.00) or five percent (5%) of the then monthly payment amount shall be assessed and shall accrue for each month until such rental and all the interest and late charges are paid in full; such late charges imposed by Landlord shall not waive or be in lieu of Landlord's other remedies provided in this Lease for default hereunder.

                                REAL ESTATE TAXES

SECTION 10.

     During the Lease Term, Tenant agrees to pay in each Tax Year (as hereinafter defined), as additional rental, Tenant's Pro Rata Share of all real estate taxes, assessments, and any and all other ad valorem taxes, charges, and assessments (including without limitation, general and special assessments no matter how designated), of every kind and nature, foreseen as well as unforeseen, extraordinary as well as ordinary, payable by Landlord with respect to the Shopping Center Land and all improvements thereon. These taxes shall include, but are not limited to, any and all taxes on real estate rental receipts or gross receipts of Landlord or any other tax now or at any time after commencement of the Lease Term imposed upon owners of real estate as such. Tenant's share shall include the cost, including attorneys', tax consultants' and appraisal fees, of any negotiation, contest or appeal pursued by Landlord in an effort to reduce or limit the increase of any present or future tax or assessment on which any tax or other imposition provided for in this Section is based.

     The additional rental required hereunder as Tenant's Pro Rata Share of taxes shall be paid by Tenant in equal monthly installments in such amounts as are reasonably estimated and billed for each Tax Year (as defined below) by Landlord at the commencement of the Lease Term and at the beginning of each successive Tax Year during the Lease Term, each such installment being due with Tenant's monthly payments of Basic Annual Rental.

     Within sixty (60) days after Landlord's receipt of tax bills for each Tax Year, or such reasonable time thereafter, Landlord will notify Tenant of:

     (a) the amount of taxes and assessments on the Shopping Center Land and all improvements thereon as specified above, and

     (b) the amount of Tenant's Pro Rata Share thereof. When applicable, Tenant's Pro Rata Share paid or payable for each Tax Year shall be adjusted between Landlord and Tenant; both Landlord and Tenant hereby agree that Tenant shall pay to Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Lease Term, pay to Tenant), as the case may be, within thirty (30) days after notice of such amount necessary to effect such adjustment, but without interest on such amount.

     For the Tax Year in which the Lease Term commences or terminates, the provisions of this Section 10 shall apply, but Tenant's liability for Tenant's Pro Rata Share of any taxes for such year shall be subject to a pro rata adjustment based upon the number of days of such Tax Year falling within the Lease Term.

     "Tax Year" means each twelve (12) month period established as the Tax Year for the applicable taxes by the taxing authorities having jurisdiction over the Shopping Center Land.

     Tenant shall also pay to the appropriate agency all sales and excise taxes levied, imposed or assessed by any taxing authority upon any rentals payable hereunder. Tenant shall also be solely responsible for and pay within the time provided by law all taxes imposed on its personal property, fixtures, equipment and intangible property, including, but not limited to, inventory, furniture, trade fixtures, apparatus, and equipment.

     Landlord's and Tenant's obligations under this Section 10 shall survive the expiration or earlier termination of the Lease Term of this Lease.

                          COVENANT OF QUIET POSSESSION

SECTION 11.

     Landlord covenants that it has full right, power and authority to make this Lease, and that Tenant or any permitted assignee or permitted subtenant of Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises during the Lease Term, provided Tenant complies with its obligations herein contained.

                           USE OF THE DEMISED PREMISES

SECTION 12.

     The Demised Premises shall, during the Lease Term, be used and occupied only for the purposes, and operated under the trade name, specifically set forth in the Lease in Sections 1.E. and 1.F. and not otherwise. Tenant shall keep the Demised Premises open for business continuously during the Lease Term between the hours of 10:00 A.M. and 9:00 P.M. at least six (6) days per week (Monday through Saturday) and, 12:00 PM and 5:00 P.M. on Sunday, or such different and additional hours and days of the week as shall be prescribed by Landlord; except that Tenant shall not be required to open on Thanksgiving Day, Christmas Day or New Year's Day. In addition, upon ten (10) days prior written request to Landlord by Tenant, Tenant shall inform Landlord of its desire to open the Demised Premises for business during hours other than those specified herein and during the period or periods Tenant does so, Tenant agrees to pay to Landlord the additional cost and expense reasonably estimated by Landlord to have been incurred by Landlord wholly or partially in connection therewith, including but not limited to utilities and services furnished to the Demised Premises or any part of the Common Areas or both.

                                  RADIUS CLAUSE

SECTION 13.

                               OPERATION BY TENANT

SECTION 14.

     Tenant shall, before the Rent Commencement Date of this Lease, comply in all respects with the provisions of Exhibit C.

     Landlord reserves the right to adopt reasonable rules and regulations of Landlord which Landlord in its sole discretion shall deem necessary or desirable from time to time for the general and proper operation of the Shopping Center in accordance with good standards for the operation of a shopping center, which rules and regulations Landlord agrees to uniformly and fairly enforce against all non major store tenants in the Shopping Center. Notice of such rules and regulations and of any changes thereto shall be given to the Tenant and Tenant agrees to comply with and observe all such rules and regulations. The rules and regulations, if any, in effect as of the date of execution of this Lease, are attached hereto as Exhibit G" and made a part of this Lease. This is a general listing of rules and regulations and activities which are in violation of Shopping Center policy. Rules of conduct apply to all employees, tenants, contractors, vendors, visitors, and patrons.

                                  PARKING INDEX

SECTION 15.

     Subject to the provisions of Section 30 (Eminent Domain), and reasonable temporary interruptions for repair, restoration, modification or replacement of any part of the Shopping Center, Landlord covenants and agrees that at all times the Shopping Center shall have available for parking of its Tenants and their customers and invitees within the Shopping Center reasonable facilities for the parking of at least four (4.0) cars for each one thousand (1,000) square feet of gross floor area of the Shopping Center. In case of expansion or enlargement of the Shopping Center, or the construction of additional buildings, the requirements of this Section 15 shall apply to the Shopping Center as so enlarged or expanded.

                                  COMMON AREAS

SECTION 16.

     A. Tenant, its employees and customers shall have the non-exclusive right throughout the Lease Term to use in common with others all facilities furnished in the Shopping Center (herein referred to in this Lease as "Common Areas") which are designated for the general use in common of occupants of the Shopping Center, which facilities shall include but are not limited to parking areas, streets, sidewalks, walkways, canopies, roadways, loading platforms, bus stops, restrooms, light facilities, ramps, landscaped areas, and other similar facilities. Such Common Areas shall at all times be subject to the control and management of Landlord or such other parties as Landlord may decide upon. Landlord shall have the right in its sole discretion, from time to time, to add kiosks, to change the area, level, location, and arrangement of such parking areas, and any other facilities referred to as the Common Areas; to permit other parties outside the Shopping Center, and their employees, invitees, or licensees to use the Common Areas; to enforce parking charges (by operation of meters or otherwise) with appropriate provisions for free parking ticket validating; to close temporarily all or any portion of said parking areas or other common facilities to such an extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights therein to the public or to individuals; and to do such things, and make such rules and regulations as in Landlord's sole discretion, may be appropriate and in the best interests of the Shopping Center. Except as herein specifically provided, Tenant shall have no right or interest in the Common Areas. If such Common Areas shall be so changed or diminished then Landlord shall not be subject to any liability, and Tenant shall not be entitled to any compensation or reduction or abatement of rent and any such renovation or reduction of the Common Areas shall not be deemed constructive or actual eviction of Tenant.

     B. Tenant and its employees shall park their cars only in those portions of the parking area or at such other places as designated for that purpose by Landlord from time to time. Tenant agrees that from time to time, upon written notice from Landlord, Tenant will, within five (5) days after request therefor, furnish Landlord with the state automobile license tag numbers assigned to Tenant's cars, and the cars of all Tenant's employees, and Tenant shall thereafter notify Landlord of changes of such license tag numbers and such new numbers within five (5) days after such changes occur.

     If Tenant or its employees park their cars in any area other than in the designated parking areas, after five (5) days notice from Landlord to Tenant, Landlord shall have the right to charge Tenant, and Tenant agrees to pay as additional rental, Ten Dollars and 00/100 ($10.00) per day per car parked in any parking area other than those so designated by Landlord. Landlord also maintains the right to have any of Tenant's or Tenant employee's cars that are not parked in the proper area towed away at the car owner's sole expense.

                             EXPENSE OF COMMON AREAS

SECTION 17.

     A. Landlord will operate and maintain or will cause to be operated and maintained the Common Areas. "Landlord's Operating Costs" shall mean the cost and expense of operating, maintaining, repairing and replacing the Common Areas in a manner deemed by Landlord to be reasonable, appropriate and in the best interest of the Shopping Center, including, without limitation, and by example only, all costs and expenses of maintaining, repairing, lighting, signing, cleaning, exterminating, painting, striping, and removing of snow, ice, trash, and debris; purchasing, inspecting, and depreciating machinery, equipment, fixtures, and personal property used in the operation and maintenance of the Common Areas and other charges incurred in connection with such equipment; replacing paving, curbs, walkways, landscaping, drainage, pipes, ducts, conduits, and similar items, and lighting facilities; pro-rata personnel costs (salary and other compensation, taxes and benefits) including travel for direct supervision of maintenance and upkeep activities; planting, replanting, and replacing flowers, shrubbery and planters; providing water to the Common Areas; providing other services, if furnished by Landlord for non-exclusive use of all tenants; and administering the above enumerated services in an amount equal to fifteen (15%) percent of the total cost of operating and maintaining the Common Areas.

     B. For each Lease Year during the Lease Term, Tenant will pay to Landlord, as additional rental, without deduction or set-off, Tenant's Pro Rata Share of Landlord's Operating Costs.

     C. The Common Area Maintenance Charge set forth in Section 1.K. shall be paid by Tenant in monthly installments in such amounts as are reasonably estimated and billed by Landlord at the beginning of each calendar year, each installment being due on the first day of each calendar month. Within one hundred twenty (120) days (or such additional time thereafter as is reasonable under the circumstances), after the end of each such calendar year, Landlord shall deliver to Tenant a statement of Landlord's Operating Costs for such calendar year, and the monthly installments paid or payable shall be adjusted between Landlord and Tenant; both Landlord and Tenant hereby agree that Tenant shall pay to Landlord or Landlord shall credit to Tenant's account, or if such adjustment is at the end of the Lease Term, pay to or collect from Tenant, as the case may be, within thirty (30) days of receipt of such statement, such amounts as may be necessary to effect adjustment to Tenant's Pro Rata Share for such calendar year. Upon reasonable notice, Landlord shall make available for Tenant's inspection, during Landlord's normal business hours, Landlord's records relating to Landlord's Operating Costs. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant from its obligations hereunder.

                                    SECURITY

SECTION 18.

     Landlord may, from time to time and to the extent it deems appropriate, arrange for security services in the Common Areas or manned traffic control for special events at the Shopping Center. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any loss or damages suffered by Tenant or anyone else for failure to supply such security services or manned traffic control and Landlord shall not assume any obligation to ensure the safety of tenants or any occupants of the Shopping Center by providing such security services or traffic control. If any such security services are supplied, then Landlord shall not be liable for loss or damage except as caused by Landlord's negligence or willful misconduct no matter how caused. It is agreed that by Landlord's supplying such security services, Tenant shall not be relieved of its duty to maintain security within the Demised Premises. If any such security services or manned traffic control are provided, the Tenant shall pay each month, in arrears, Tenant's Pro Rata Share of the cost thereof which shall include but not be limited to, the cost of contracting for such service or services, uniforms, equipment, employment taxes, alarm systems, other reasonable expenses, and reasonable administration charges and insurance. Landlord may elect to charge the cost of security to Landlord's Operating Costs, and if so, Tenant's Pro Rata Share of such cost will be paid accordingly as a part of Tenant's Common Area Maintenance Charge.

                       UTILITIES, ELECTRICITY, AND OTHERS

SECTION 19.

     A. Tenant shall be solely responsible for all charges for gas, water, electricity, telephone, and other utility services and sewer charges used, rendered, supplied, or imposed upon the Demised Premises, regardless of whether a public utility or Landlord as provided below is the supplier of the same, and Tenant shall indemnify Landlord and save Landlord harmless against any liability or charges on account thereof.

     B. In the event Landlord elects to channel Tenant's water through the Landlord's master meter, Tenant agrees to pay Landlord a pro rata share based upon Landlord's estimate of Tenant's average annual water usage, and Landlord and Tenant shall reconcile and adjust such payments based on Landlord's actual bills on a biannual basis. If Tenant disputes Landlord's estimate on reasonable grounds and the amount in dispute is more than Seventy-Five Dollars and 00/100 ($75.00) for any Lease Year, then the determination of the supplier of such water shall be binding upon the parties, and appropriate refund or additional payment shall be made as applicable.

     C. Landlord may, at any time during the Lease Term, elect to furnish, install a submeter, and bill Tenant for electrical energy for the Demised Premises. During the period Landlord furnishes such electrical energy, it will be furnished in accordance with Tenant's requirements, with measurement of or metering for Tenant's consumption of electricity.

     D. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities, whether provided by Tenant or Landlord, and that, if any equipment installed by Tenant shall require additional utility facilities, the same shall be furnished and installed at Tenant's expense in accordance with plans and specifications to be approved in writing by Landlord.

     E. Landlord shall under no circumstances be liable to Tenant in damages or otherwise for any interruption or cessation in the service of water, electricity, or other utilities and services unless due to the negligence or willful misconduct of Landlord. No such interruption or cessation shall relieve Tenant from the performance of any of Tenant's covenants, conditions and agreements under this Lease. There shall be no constructive eviction, and the Lease Term shall not be affected by any interruptions in the services of water, electrical or other utilities and services.

              TENANT'S IMPROVEMENTS, FIXTURES, AND MECHANICS' LIENS

SECTION 20.

     A. Tenant shall conduct its initial construction activities to complete Tenant's Work in accordance with Exhibit C and with Subsections C, D, E, and F below.

     B. Following Tenant's initial construction activities, Tenant may make alterations, additions, or improvements to the Demised Premises in accordance with Subsections C, D, E and F below, provided that Tenant shall not make any such alterations to the structural elements, the exterior signs, the mechanical, electrical, plumbing or sprinkler systems, the storefront, or the demising wall (except for decorative changes to the interior face thereof). Tenant shall give Landlord thirty (30) days notice of its intention to make any permitted alterations and, upon Landlord's request, Tenant shall furnish plans and specifications for such permitted alterations.

     C. All construction work done by Tenant within the Demised Premises shall be performed in a good workmanlike manner, in compliance with all governmental and insurance company requirements, and at such times and in such manner as not to unreasonably interfere with the construction or renovation activities of Landlord or others in the Shopping Center. Tenant shall, at its expense, remove from the Demised Premises and from the Shopping Center, all trash and debris created by Tenant.

     D. No construction work done by Tenant is solicited by or provided at the instance of Landlord or any person acting on behalf of Landlord, and Tenant shall notify all laborers, materialmen, architects, contractors and subcontractors that all services and materials are provided only at the instance of Tenant and not Landlord. In the event any mechanics', laborers' or materialmen's or other lien shall be filed against the Demised Premises or any part of the Shopping Center Land or any improvements thereon by reason of work, labor, services or materials performed or furnished to or at the instance of Tenant or to anyone holding the Demised Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged or bonded to the satisfaction of the Clerk of the Superior Court of the County in which the Demised Premises are located in accordance with the laws of the State of Georgia with security satisfactory to Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord shall bear interest at the rate set forth in Section 51 and all costs and expenses, including all reasonable and actual attorneys' fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable by Tenant to Landlord as additional rental with the next installment of Basic Annual Rental, or may, at Landlord's election, be subtracted from any sums owing to Tenant.

     E. All unattached movable trade fixtures and trade apparatus owned and installed by Tenant in the Demised Premises shall remain the property of Tenant and shall be removable at any time up to the expiration or earlier termination of the Lease Term, provided that Tenant shall not be in default of any terms or covenants of this Lease, and provided further that Tenant shall simultaneously repair any damage to the Demised Premises caused by the installation or removal of same. If Tenant is in default, Tenant shall not remove or permit the removal of said property until all defaults have been cured. All fixtures installed by Tenant shall be new or like new and of good quality.

     F. Tenant's obligation to observe and perform any of the provisions of this
Section 20 shall survive the expiration or earlier termination of this Lease.

                             LANDLORD'S MAINTENANCE

SECTION 21.

     A. Landlord will repair the roof, foundations, and exterior walls of the Demised Premises and the utility lines outside the exterior walls of the building of which the Demised Premises are a part, provided that in each case Landlord shall have received prior written notice of the necessity of such repairs from Tenant, and provided further that if any such repair is required by reason of Tenant's failure to comply with any of Tenant's obligations in this Lease or the negligence of Tenant or any of Tenant's agents, employees, or invitees, or is the result of Tenant's Work or the installation of its equipment and property, Tenant shall at its expense promptly make such repairs. If Tenant fails to perform any of its obligations under Sections 21 or 22, Landlord may at its option perform same and Tenant shall pay, with the next installment of Basic Annual Rental, the cost thereof together with interest at the rate set forth in
Section 51 from the date of payment by Landlord. Landlord shall not be liable for any damages resulting from its failure to make repairs unless such failure continues beyond a reasonable time after receipt of written notice of the necessity for such repairs from Tenant.

     B. Except as hereinabove provided, Landlord shall have no obligation to repair, maintain, alter, replace, or modify the Demised Premises or any part thereof, or any plumbing, heating, which is not part of the central plant system, electrical, air conditioning, which is not part of the central plant system, or other mechanical equipment installed therein or serving same. Landlord shall not be obligated to repair, replace, or maintain any windows, doors, frames or supports therefor, plate glass or other glass. Tenant expressly waives the benefits of any statute now or hereinafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Demised Premises in good order, condition or repair.

                              TENANT'S MAINTENANCE

SECTION 22.

     A. Except as the contrary is provided in Section 21, Tenant covenants and agrees to keep and maintain the Demised Premises and every part thereof in good order, condition and repair, clean, sanitary and safe, and to perform at Tenant's expense all such work as may be necessary to alter, modify, or replace same (such work being hereinafter collectively referred to as "repairs"), including, but not limited to, any improvements, fixtures, and equipment thereto, therein, or above the Demised Premises installed by Tenant; the exterior and interior portions of all doors, door locks, roll gates, windows, glass, plumbing, and sewage facilities which are not Landlord's obligation; fixtures,any and all heating and air conditioning equipment, which is not part of the central plant system, interior and exterior mechanical equipment and electrical equipment, interior walls, floors, and ceilings. All of such repairs shall comply with applicable governmental and insurance company requirements and shall be promptly accomplished, at Tenant's own expense and using materials and labor of kind and quality equal to the original work. Tenant agrees to keep in force a standard maintenance agreement on all heating and air conditioning equipment and to provide a copy of said maintenance agreement to Landlord; however, the Landlord has the option to purchase a maintenance contract on the HVAC system and the Tenant will reimburse the Landlord the cost of that maintenance contract on a monthly basis. All parts of the interior of the Demised Premises shall be painted or otherwise decorated by Tenant as and when reasonably necessary as determined and approved by Landlord, but at least every five (5) years. Tenant will surrender the Demised Premises at the expiration or earlier termination of this Lease in as good condition as when initially completed by Tenant, excepting only deterioration caused by ordinary wear and tear, and except as the contrary is provided in this Lease. All replacements and modifications shall become the property of Landlord at the end of the Lease Term.

     B. If any repairs required to be made by Tenant hereunder are not begun immediately and completed within ten (10) days, or in case of emergency if the same are not begun immediately, then without limiting any other right to remedy it that Landlord may have, Landlord may at Landlord's option make such repairs without liability to Tenant for any loss or damage which may result to Tenant by reason thereof; and Tenant shall immediately pay to Landlord, upon demand, as additional rental hereunder, the cost of such repairs, plus interest from the date of payment by Landlord until repaid by Tenant at the rate of interest specified in Section 51. The performance by Landlord of repairs required to be made by Tenant shall not constitute a waiver of Tenant's default in failing to perform same. If any repairs required to be made by Tenant are begun immediately upon the same becoming necessary, but cannot reasonably be completed within ten
(10) days, even though such repairs are prosecuted with due diligence, then Tenant shall have an additional reasonable period of time to complete same, so long as it continues to prosecute the completion of such repairs and provided it keeps Landlord fully informed with reference thereto. All such work done by Tenant within the Demised Premises shall be performed in a good workmanlike manner using materials of at least equal quality to those previously used in the Demised Premises to ensure compliance with all governmental requirements and with all the terms of this Lease and at such times and in such manner as to cause a minimum of interference with the transaction of business in the Shopping Center.

                     ENTRY, INSPECTION, POSTING, AND DISPLAY

SECTION 23.

     A. Landlord, and all persons authorized by Landlord, may enter the Demised Premises at all reasonable times to inspect same, to perform any work on the Demised Premises or in connection with work for the Shopping Center, to show same to prospective lenders, purchasers or tenants, and to complete all other reasonable purposes desired by Landlord. Nothing herein shall imply any duty on the Landlord to do any work which Landlord is not specifically required to perform under this Lease or to perform any work which Tenant may be required to perform.

     B. Landlord hereby reserves such licenses and easements in and over the Demised Premises or any portion or portions thereof as shall be reasonably appropriate for the installation or maintenance of mains, conduits, pipes, or other facilities which may be located in the ceiling, demising walls, or corners of the Demised Premises and are needed to serve the Shopping Center or any part thereof.

                                 APPLICABLE LAWS
SECTION 24.

     Tenant shall, during the Lease Term, at Tenant's sole cost and expense, promptly comply with any and all present and future laws, ordinances, rules, regulations, directives and standards of all federal, state, county and municipal governments and all departments and agencies thereof having jurisdiction over the Demised Premises, including but not limited to, the installation of any sprinkler system and the making of all changes to the Demised Premises which now or hereafter may be required in order to comply with the foregoing. Tenant covenants and agrees to indemnify and save Landlord harmless from any penalties, damages, and charges imposed for any violation of any of the covenants herein expressed, whether occasioned by Tenant or any person on the Demised Premises. If Tenant fails to comply with any of the foregoing, and as the result thereof or otherwise the premiums for any insurance which the Landlord may then or thereafter have covering the Shopping Center or any part thereof be increased, then, without limiting Landlord's other remedies or rights in regard to such failure, Tenant shall pay to Landlord on demand all such increases in any such insurance premiums on the Shopping Center, or such part thereof as Landlord may reasonably require.

     Tenant has determined in advance of Tenant's execution of this Lease the compliance of each proposed aspect of Tenant's operations permitted under this Lease with all applicable zoning laws and other laws, restrictions and regulations. Tenant shall have no claim against Landlord for any damages, and Tenant shall not have the right to terminate this Lease should Tenant's use and occupancy of the Demised Premises for the purposes set forth in this Lease be prohibited or substantially impaired by reason of any law, ordinance, or regulation of federal, state, county or municipal governments, or by reason of any act of any legal or governmental or other public authority.

                                 INDEMNIFICATION
SECTION 25.

     A. Tenant agrees to indemnify Landlord, its agents, officers and employees and all present and future Major Stores from all suits, actions, damages, liability and expense in connection with the loss of life, bodily or personal injury or property damage (and each and all of them) arising from or out of any occurrence in, upon, or from the Demised Premises or resulting from or attributable to the occupancy or use of said Demised Premises or any part thereof by Tenant, its agents, officers, employees, contractors, servants, invitees, licensees or concessionaires or occasioned wholly or in part by any act or omission of Tenant, its agents, officers, employees, contractors, servants, invitees, licensees or concessionaires. Tenant shall store its property in, and shall occupy, the Demised Premises at its own risk, and releases Landlord, to the fullest extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury, or property damage, no matter when or where or to whom same occurs without being limited by any other provision of this Lease, excepting therefrom Landlord's sole negligence or willful misconduct.

     Landlord shall not be responsible or liable to Tenant or to any other person or persons for any loss or damage to either the person or property of Tenant or to any other person or persons, including other tenants or occupants of the Shopping Center, unless such loss or damage is due to Landlord's negligence or willful misconduct. Landlord shall not be responsible for any injury, loss, or damage to any person or resulting from bursting, breakage, or leakage, from steam, snow, or ice, from running, backing up, seeping, or overflowing water or sewage in any part of said Demised Premises or the Shopping Center or for any injury or damage caused by or resulting from fire, vandalism, acts of God, or the elements, or for any injury or damage caused by or resulting from any defect or negligence in the occupancy, construction, operation, or use of the Demised Premises or any machinery, apparatus or equipment by anyone. Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant in the Shopping Center.

     B. Landlord shall at all times during the Lease Term indemnify Tenant from suits, actions, damages, liability, and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in or upon the Common Areas of the Shopping Center, when not a result of any act or omission of Tenant, or any of its agents, employees, officers, contractors, servants, invitees, licensees or concessionaires.

                               TENANT'S INSURANCE
SECTION 26.

     A. Tenant shall at all times during the Lease Term maintain in full force and effect the following insurance covering the Demised Premises:

          (1) Commercial general liability insurance for any occurrence resulting in bodily or personal injury to or the death of any person or more than one person, or for damage to property, and consequential damages arising therefrom, in the amount of at least Three Million and 00/100 Dollars ($3,000,000.00) combined single limit per occurrence/aggregate. Said insurance shall be written on an "occurrence" basis and not on a "claims made" basis. Landlord shall have the right, exercisable by giving written notice thereof to Tenant, to require Tenant to increase such limit if, in Landlord's reasonable judgment, the amount thereof is insufficient to protect the Landlord from judgments which might result from such claims, demands or actions. Tenant shall use its good faith efforts to cause its liability insurer to insure Landlord, Landlord's agents, employees, partners, officers, and directors ("Landlord's Protected Parties") as "named insureds," and if Tenant is unable to do so, Tenant shall nevertheless cause Landlord's Protected Parties to be insured as "additional insureds." Tenant shall cause its liability insurance to include contractual liability coverage fully covering the indemnity set forth in Section 25A.

          (2) Workers' Compensation Insurance with Employers' Liability limits of $100,000.00 Each Accident, $100,000.00 Disease-Each Employee, and $500,000.00 Disease-Policy Limit.

          (3) Insurance covering all trade fixtures, signs, plate glass, floor covering, decorative items, furniture, furnishings, machinery, equipment and merchandise in the Demised Premises to the extent of one hundred percent (100%) of the replacement cost under a Standard Fire and Extended Coverage Policy and covering all other risks of direct physical loss as insured against under Special Form ("all risk" coverage) with endorsement for business interruption with extended indemnity for twelve (12) months, and coverage for sprinkler leakage liability.

     B. All of the aforesaid insurance shall be in responsible companies. The insurer and the form, substance and amount (where not stated above) shall be satisfactory from time to time to Landlord and any mortgagee of Landlord, and shall unconditionally provide that it is not subject to cancellation or non-renewal, except after at least thirty (30) days' prior written notice to Landlord and any mortgagee of Landlord. Originals of Tenant's insurance policies (or certificates thereof satisfactory to Landlord, together with satisfactory evidence of payment of the premiums thereon), shall be deposited with Landlord prior to Tenant's possession of the Demised Premises and renewals thereof not less than thirty (30) days prior to the end of the terms of such coverage.

     C. If at any time during the term of this Lease, Tenant owns or rents more than one location, the policy shall contain an endorsement to the effect that the aggregate limit in the policy shall apply separately to each location owned or rented by Tenant.

                  LANDLORD'S INSURANCE - TENANT'S REIMBURSEMENT

SECTION 27.

     A. Subject to reimbursement as hereinafter provided, Landlord shall pay for and maintain in full force and effect the following insurance covering the Shopping Center in standard form generally used in the State of Georgia, with insurance companies authorized to do business in such State:

          (1) Commercial general liability insurance for any occurrence resulting in bodily or personal injury to or the death of any person or more than one person, or for damage to property, and consequential damages arising therefrom in the amount of at least Three Million and 00/100 Dollars ($3,000,000.00) combined single limit per occurrence/aggregate. Said insurance shall be written on an "occurrence basis" and not on a "claims made" basis.

          (2) Insurance covering the building of which the Demised Premises constitute a part, excluding foundations to the extent of not less than eighty percent (80%) of the replacement cost of said building with an agreed amount endorsement, including Tenant's Work required by Exhibit C, against all casualties provided by the Standard Fire and Extended Coverage Policy and covering all other risks of direct physical loss as insured against under Special Form ("all risks" coverage) Landlord shall be named as the insured and all proceeds of insurance shall be payable to Landlord. Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Tenant, provided that such waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or to increase the cost thereof (except that Tenant shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such waiver in full force and effect).

     B. If at any time during the term of this Lease Landlord owns more than one location, the policy shall contain an endorsement to the effect that the aggregate limit in the policy shall apply separately to each location owned by Landlord. In order to assist, but not be binding upon, Landlord in determining the amount of insurance which it will obtain for Tenant's Work, Tenant shall furnish to Landlord, upon the completion of its work, and from time to time thereafter, such evidence as Landlord may reasonably require as to the cost or value thereof exclusive of trade fixtures, signs, plate glass, floor covering, decorative items, furniture, machinery, equipment and merchandise.

     C. Tenant agrees to pay to Landlord, as additional rental, Tenant's Pro Rata Share of the cost to Landlord of insurance obtained by Landlord for the Shopping Center, including, but not limited to, that required by this Section
27. Such share shall be prorated for any partial year. Payment for such share shall be made in equal monthly installments in advance on the first day of each month. Landlord may elect to charge the cost of insurance to Landlord's Operating Costs and, if so, Tenant's Pro Rata Share will be billed accordingly as a part of Tenant's Common Area Maintenance Charge.

                              WAIVER OF SUBROGATION
SECTION 28.

     Landlord and Tenant hereby grant to each other on behalf of any insurer providing the insurance to either of them described in Sections 26 and 27, a waiver of any right of subrogation which any such insurer may acquire against the other or against the officers, directors, employees, agents, partners and representatives of the other by virtue of payment of any loss under such insurance. Tenant, on behalf of its insurance companies, waives any right of subrogation which said insurer or insurers may have against any Major Store which is or becomes an owner and/or occupant of any portion or portions of the Shopping Center.

                             FIRE OR OTHER CASUALTY

SECTION 29.

     A. Unless this Lease is terminated as provided in Section 29.B., if the Demised Premises or any of the buildings of the Shopping Center shall be damaged or destroyed by any casualty covered by the insurance maintained or required to be maintained by Landlord pursuant to Section 27, then Landlord shall, when paid and to the extent of available insurance proceeds, cause the same to be restored substantially to the state originally constructed, and Tenant shall do likewise with respect to those items covered by the insurance maintained or required to be maintained by Tenant pursuant to Section 26.A., all within a reasonable time after such damage or destruction.

     B. If the Demised Premises or any of the buildings comprising the Shopping Center shall be damaged or destroyed by a casualty and Landlord's architect shall certify that the extent of such damage or destruction is one-fifth (1/5) or more of the replacement value thereof immediately prior to the occurrence of such damage or destruction, or if insurance proceeds are not paid to Landlord, Landlord shall have the option to terminate this Lease by giving Tenant notice in writing any time within ninety (90) days after the occurrence of such casualty.

     C. In the event of any  termination  of this Lease under the  provision  of
Section 29.B., this Lease shall terminate at the end of the calendar month in which the notice of termination is given and Basic Annual Rental and other charges shall be prorated as of the date of such casualty.

     D. If the Demised Premises are damaged or destroyed the Basic Annual Rental and other charges, shall be abated in such proportion as the part of the Demised Premises rendered untenantable bears to the total Demised Premises from the date of any casualty until the Demised Premises are repaired or restored. Tenant shall continue to operate its business in the Demised Premises during such period to the extent reasonably practicable from the standpoint of reasonable business management. Except for the abatement of the Basic Annual Rental and other charges as foresaid, Tenant shall not be entitled to any compensation or damage for loss in the use of the whole or any part of the Demised Premises, inconvenience, or annoyance by any such damage, destruction, repair, or restoration.

                                 EMINENT DOMAIN

SECTION 30.

     A. In the event that the whole or any part of the Demised Premises, or ten percent (10%) or more of the Floor Area of the Shopping Center, or more than twenty percent (20%) of the parking area of the Shopping Center shall be taken under the power of Eminent Domain (as defined below), this Lease shall thereupon terminate as of the date possession of said portion is taken if either Tenant or Landlord notifies the other party of its cancellation of the Lease within thirty
(30) days after such taking by Eminent Domain; provided, however, Tenant may not cancel this Lease for any such taking of the parking area unless the Landlord notifies Tenant within thirty (30) days after such taking that Landlord will not provide additional parking either by construction of a parking deck or decks within the Shopping Center or by making available parking (ground-level or parking decks or both) within the Shopping Center or in an area or areas adjacent thereto, or one or more of the above alternative actions which together with the parking spaces not so taken will, when the same has been completed, provide at least eighty percent (80%) of the parking spaces which were provided immediately prior to such taking by Eminent Domain. In the event of any taking under the power of Eminent Domain which does not permit a cancellation of this Lease, or if same permits such cancellation but such right of cancellation be not effectively exercised, then the provisions of this Lease shall remain in full force and effect, without reduction in Basic Annual Rental and other charges to be paid by Tenant under this Lease.

     B. In the event the Demised Premises or any part thereof, or any other part of the Shopping Center, shall be taken or condemned either permanently or temporarily by any right of Eminent Domain, the entire compensation award, including but not limited to damages for leasehold and reversion, shall belong to the Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby expressly waives any claim and assigns to Landlord all of Tenant's right, title and interest to any such award. If this Lease is terminated due to any such taking of the Demised Premises or any part thereof, Tenant shall, however, be entitled to claim, prove and receive in such condemnation proceedings an award as may be allowed for relocation costs, removable fixtures and equipment installed by Tenant, but only to the extent that the same shall not reduce Landlord's award and only if such award shall be in addition to the award for the Shopping Center Land and the Demised Premises.

     C. If this Lease is terminated as provided in this Section 30, all rentals and other charges shall be paid up to the date that possession is taken by the public authority, and Landlord shall make an equitable refund of any rentals and other charges (but excluding Percentage Rental) paid by Tenant in advance and not yet earned.

     D. A voluntary sale by Landlord to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain either under threat of condemnation, or while condemnation proceedings are pending, shall be deemed to be a taking by Eminent Domain for the purposes of this Lease.

                         FINANCIAL INFORMATION OF TENANT

SECTION 31.

     Tenant shall at any time and from time to time at reasonable intervals during the Lease Term, within fifteen (15) days of written request by Landlord, deliver to Landlord such financial information concerning Tenant and Tenant's business operations (and the Guarantor of this Lease, if the Lease is guaranteed) as may be reasonably requested by any Mortgagee or prospective Mortgagee or purchaser of the Shopping Center or any portion thereof. If Tenant fails to provide such information promptly, then, without limiting any other remedy which Landlord may have for such failure, Landlord may thereupon terminate this Lease on not less than ten (10) days' written notice to Tenant.

                            ASSIGNMENT AND SUBLETTING

SECTION 32.

     Tenant shall not assign, mortgage or encumber this Lease, in whole or in part, or sublet all or any part of the Demised Premises, or allow the use or possession of all or any part of the Demised Premises by any licensee, concessionaire or other entity, or permit the transfer of the effective control or ownership of Tenant's business operations to persons other than those presently in control thereof (except by devise or intestate succession or gifts to family members), without the prior written consent of Landlord, which consent shall be in Landlord's sole discretion without adhering to a standard of reasonableness. Notwithstanding any assignment or sublease to which Landlord consents, Tenant shall remain fully liable and shall not be released from performing any of the terms of this Lease. Tenant shall pay to Landlord a fee in the amount of $500.00 in advance for Landlord's expense in considering any proposed assignment or subletting. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease is assigned or if the Demised Premises or any part thereof is occupied by anybody other than Tenant, Landlord may collect rent from the assignee or occupant and apply the net amount collected to the rentals herein required, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this provision or the acceptance of the assignee, subtenant or occupant as tenant, or as a release of Tenant from the further performance by Tenant of the provisions on its part to be observed or performed herein.

                          OWNERSHIP OF CERTAIN PROPERTY

SECTION 33.

     Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord the Demised Premises in good condition and repair except for ordinary wear and tear and for damage from fire or other casualty required to be insured by Landlord. Landlord and Tenant acknowledge that Landlord shall have the right to retain (i) all personal property located on the Demised Premises at the commencement of the Term, including any replacements of or improvements to such property made by Tenant, including, without limitation, all heating and air conditioning equipment, apparatus, fixtures (except signs, unattached movable trade fixtures and furniture installed by Tenant), and (ii) certain personal property placed or to be placed on the Demised Premises by Tenant which is described on Exhibit H attached hereto ("Landlord's Property"). Tenant shall not remove any alterations, improvements, additions, machinery or equipment which may be made or installed from time to time by either party hereto, in, upon or about the Demised Premises or any of Landlord's Property when it vacates the Demised Premises, and title to Landlord's Property shall be vested solely in Landlord without any payment to Tenant. Tenant hereby grants to Landlord a lien and a security interest in all goods, inventory, equipment, trade fixtures, and all personal property belonging to Tenant that are or may be placed on the Demised Premises during the Term and all proceeds from such property. This security interest shall secure all amounts to be paid by Tenant to Landlord under this Lease, including all costs of collection and other costs, and any other indebtedness Tenant owes to Landlord. Upon Landlord's request, Tenant agrees to sign a financing statement or security agreement in order to perfect this security interest. This lien shall be in addition to any Landlord's lien provided by law which may now or at any time hereafter exist.

                               HOLDOVER BY TENANT

SECTION 34.

     If Landlord and Tenant have not reached a written agreement allowing Tenant to hold over at the expiration of the Lease Term, during any such period Tenant shall be a tenant at sufferance at one and one-half the Basic Annual Rental payable hereunder immediately prior to the expiration of the Lease Term.

                                  FORCE MAJEURE
SECTION 35.

     Landlord and Tenant shall each be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease (except for the payment of rental) when prevented from so doing by cause or causes beyond Landlord's or Tenant's control, which shall include, without limitation, all labor disputes, civil commotion, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, provided such material or services are timely ordered, acts of God, or any other causes, whether similar or dissimilar to the foregoing, not within the reasonable control of the Landlord or the Tenant.

                             ADDITIONAL CONSTRUCTION
SECTION 36.

     Subject to the provisions of Section 15 of this Lease, Landlord hereby reserves the right at any time, and from time to time, to make alterations or improvements, and to build additional buildings and stories on the Shopping Center or on land adjoining the same or within the Common Areas, including, without limitation, the construction or addition of multiple story buildings, kiosks, and double-deck or elevated parking facilities. Landlord also reserves the right to permit others from time to time to so construct and to improve the Shopping Center as described above, such construction to include additional stores on any such building or buildings adjoining same.

                                   BANKRUPTCY

SECTION 37.

     During the Lease Term, in the event of a filing or any proceeding by or against Tenant for the adjudication of Tenant as a bankrupt debtor or for any other relief under the bankruptcy or insolvency laws of the United States (Title 11 of the United States Bankruptcy Code, the "Bankruptcy Code"), Landlord may exercise any and all rights available to landlords under the Bankruptcy Code. Tenant acknowledges that this Lease is a lease of non-residential real property which has been developed or will be developed as a shopping center. The Trustee shall have the right to assume Tenant's rights and obligations under this Lease only if the Trustee promptly cures or provides adequate assurance that the Trustee will promptly cure any default under the Lease, compensates or provides adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease, and provides adequate assurance of future performance under the Lease. The word "promptly" shall mean that cure of defaults and compensation of actual pecuniary loss will occur no later than sixty (60) days after the filing of any motion or application to assume this Lease. The word "actual pecuniary loss" shall include all unpaid Basic Annual Rental, Percentage Rental, additional rental and other charges with interest at the rate set forth in
Section 51, all other monetary obligations of Tenant under this Lease, and all reasonable and actual attorneys' fees and related costs of Landlord in connection with any default of Tenant under the Lease and in connection with Tenant's bankruptcy proceedings. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee shall, upon demand of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptance to Landlord, confirming such assumption. Such assignee shall use and operate the Demised Premises solely for the Permitted Use hereunder. Any and all monies or the considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code. Notwithstanding anything under this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute additional rental for the purposes of the Bankruptcy Code.

                             SUCCESSORS AND ASSIGNS

SECTION 38.

     Subject to the provisions of Section 32, this Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord or to whom such consent is not specifically required of the Landlord by the terms of this Lease.

                                   ATTORNMENT
SECTION 39.

     In the event of the sale (by deed in lieu of foreclosure or otherwise) or the assignment of Landlord's interest (except as security for a loan) in the Shopping Center or the Shopping Center Land, in the event of any proceedings brought for the foreclosure of or the exercise of the power of sale under any Mortgage made by Landlord covering the Shopping Center or the Shopping Center Land, or in the event of any sale or assignment of this Lease, Tenant shall attorn to the purchaser and shall recognize such purchaser as Landlord under this Lease, provided that the Tenant shall be entitled to continued possession of the Demised Premises so long as Tenant complies with all terms and provisions of this Lease and is not in default under the Lease. Tenant agrees to execute and deliver an agreement evidencing same.

                                EVENTS OF DEFAULT
SECTION 40.

     In addition to the other provisions of this Lease and not in limitation thereof, the occurrence of any of the following shall constitute an event of default hereunder:

     (a) Failure of Tenant to pay Basic Annual Rental, Percentage Rental, additional rental, or any other charges due under this Lease and such failure continues for three (3) days after Tenant's receipt of written notice of such failure from Landlord (provided, if Tenant fails to pay any such charges when due two times within any Lease Year, and Landlord has given Tenant such 3-day notice for Tenant's two failures, it shall be a default under the Lease for Tenant thereafter in such Lease Year to fail to pay when due, and Landlord shall not be required to give any notice of such failure).

     (b) Failure of Tenant to observe and perform any other obligation in this Lease and continued failure for ten (10) days after Landlord gives written notice of such failure, unless the failure is of such a character (other than one dealing with the conduct of Tenant's business in the Demised Premises), reasonably requiring more than ten (10) days to correct in which event Tenant's failure to commence the correction of such failure within ten (10) days and vigorous prosecution thereof to completion shall constitute an event of default.

     (c) Abandonment or vacation of the Demised Premises by Tenant.

     (d) Failure of Tenant to continuously operate Tenant's business in the Demised Premises.

     (e) Filing of a petition by Tenant for adjudication as a bankrupt debtor or insolvent, or for its reorganization or for the appointment of a receiver or trustee of Tenant's property; an assignment by Tenant for the benefit of creditors; or the taking possession of Tenant's property by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of Tenant. If any involuntary proceeding of any type referred to in this Section 40.E. is instituted against Tenant and is not dismissed within sixty (60) days thereafter the same shall be considered an event of default.

                              REMEDIES OF LANDLORD

SECTION 41.

     In the event of any default as hereinabove set forth or otherwise, at any time, without limiting Landlord in the exercise of any other remedy contained elsewhere in this Lease, at law, in equity, or otherwise, and without any demand or notice whatsoever (except as expressly required in this Section 41):

     A. Landlord may terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the Lease Term of this Lease, and all rights of Tenant under this Lease and in and to the Demised Premises shall expire and terminate and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises, including any and all improvements and that certain property described in Section 33, to Landlord on the date specified in such notice, and if Tenant fails to so surrender Landlord shall have the right, without notice, to enter upon and take possession of the Demised Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor; or

     B. Landlord may terminate this Lease and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, represents the then value of the excess, if any, of the whole Basic Annual Rental, and all other sums and charges which would have been payable hereunder as additional rental (but excluding
Percentage Rental) by Tenant for the period commencing with the day following the date of such termination and ending with the expiration date of the Term, over the aggregate reasonable rental value of the Demised Premises for the same period, plus the sum of the following: (i) the costs of recovering the Demised Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable and actual attorneys' fees, (ii) the unpaid rent earned as of the date of termination plus interest at the rate set forth in Section 51 hereof, (iii) other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises, and (iv) that amount of money equal to six (6) monthly installments of Basic Annual Rental, all of which shall be deemed immediately due and payable; or

     C. Without terminating this Lease, Landlord may declare immediately due and payable the present value (using a discount rate of the lower of eight percent (8%) or the rate of interest then payable on currently-issued United States Treasury Bills or Notes having a maturity date, at the time of the default, closest to the scheduled expiration date of the Term) of the Whole Rent (defined below), together with the cost of recovering the Demised Premises and all other expenses incurred by Landlord in connection with Tenant's default, plus the unpaid rent earned as of the date of termination, plus interest at the rate set forth in Section 51 hereof, plus all other sums of money and damages owing by Tenant to Landlord under this Lease or in connection with the Demised Premises, provided, however, that such payments shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain and such sum is a reasonable pre-estimate of Landlord's probable loss. Upon making such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants, and subtenants on account of said Demised Premises during the term of this Lease provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence less all costs, expenses and reasonable and actual attorneys' fees of Landlord incurred in connection with the reletting of the Demised Premises. Such sum shall, at the option of Landlord, be immediately due and payable upon notice to Tenant as if by the terms of this Lease they were payable in advance; and Landlord may immediately proceed to distrain, collect, or bring action for the Whole Rent or such part thereof as being in arrears, or may file a proof of claim in any bankruptcy or insolvency proceedings whether similar to the foregoing or not, to enforce payment thereof. Whole Rent for the balance of the Lease Term after the happening of any occurrence of any event of default shall be computed as equal to the greater of:

     1. the yearly average of the Basic Annual Rental, additional rental, and additional charges due and payable by the Tenant from the Rent Commencement Date to the end of the Lease Year next preceding the date of such occurrence of default (excluding Percentage Rental), or

     2. the Basic Annual Rental, additional rental, and additional charges paid or payable by the Tenant for the full Lease Year immediately preceding the date of such occurrence of default; or

     3. the product of twelve (12) times the sum of the Basic Annual Rental, additional rental, and additional charges paid or to be paid in the first month in which such rent and charges are due under this Lease, times the number of Lease Years remaining in the Lease Term.

     D. Without terminating this Lease, and with or without notice to Tenant, Landlord may in its own name or as agent for Tenant enter into and upon and take possession of the Demised Premises or any part thereof, and, at Landlord's option, remove persons and property therefrom and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may rent the Demised Premises or any portion thereof as the agent of Tenant, with or without advertisement, by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable, in Landlord's sole discretion. Landlord shall in no way be responsible or liable for any failure to rent the Demised Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any rent due hereunder) from Tenant to Landlord, including, without limitation, at Landlord's discretion, amounts due under
Section 41C; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and reasonable and actual attorneys' fees and costs of alterations and repairs; third, to the payment of rent and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future rent, if any becomes owing, as the same may become due and payable hereunder. In reletting the Demised Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default.

     E. Without terminating this Lease, and with or without notice to Tenant, Landlord may enter into and upon the Demised Premises and without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto.

     F. Tenant recognizes in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants, or terms hereof, that Landlord may suffer irreparable damages which are not capable of being definitely ascertained, therefore Landlord shall have the right of injunction to enjoin the same and the right to invoke any other remedy allowed by law or in equity (or both) whether or not other remedies are herein provided.

     G. Without liability to Tenant or any other party and without constituting a constructive or actual eviction, Landlord may suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same, so long as Tenant is in default under this Lease.

     H. Landlord may allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due.

     I. Landlord may foreclose any security interest in the property of Tenant which Landlord may have under the laws of the State of Georgia or under this Lease, including the immediate taking of possession of all property on or in the Demised Premises.

     J. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and none of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

     K. Tenant agrees to reimburse Landlord for all of Landlord's expenses, including but not limited to reasonable and actual attorneys' fees in enforcing or attempting to enforce any of Tenant's obligations in this Lease and if Landlord shall notify Tenant of an event of default under the Lease more than two (2) times in any Lease Year, Tenant shall be assessed a default fee of Fifty and 00/100 Dollars ($50.00 ) to cover the administrative costs associated with giving such notices.

     L. Tender of rent or other charges due after legal action has been commenced against Tenant for nonpayment of rent shall not be a defense to such action, and Tenant hereby waives its rights under O.C.G.A.ss. 44-7-52 to the contrary.

     M. Landlord and Tenant (and any sub-tenant) hereby mutually waive any and all rights which either may have to request a jury trial in any action, proceeding or counterclaim arising out of this Lease or Tenant's occupancy of or right to occupy the Demised Premises.

     N. Tenant further agrees that in the event Landlord commences any summary proceeding for nonpayment of rent or possession of the Demised Premises, Tenant will not interpose and hereby waives all right to interpose any counterclaim of whatever nature in any such proceeding. Tenant further waives any right to remove said summary proceeding to any other court or to consolidate said summary proceeding with any other action, whether brought prior or subsequent to the summary proceeding.

     O. Notwithstanding the above, if Tenant is in default under this Lease more than two (2) times within any twelve-month period, irrespective of whether or not such default is cured, then, without limiting Landlord's other rights and remedies provided for in this Lease or at law or equity, the Security Deposit shall automatically be increased by an amount equal to the greater of:

     a. One (1) times the original Security Deposit as outlined in Section 1. Q., or

     b. One (1) months' Basic Annual Rental,

which shall be paid by Tenant to Landlord forthwith on demand.

                  REMEDIES CUMULATIVE; NO WAIVER FOR INDULGENCE

SECTION 42.

     No reference to any specific right or remedy in this Lease shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action or proceeding to which it may otherwise be entitled at law or in equity or both.

     Landlord's failure to insist upon a strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be a waiver or relinquishment for the future of such covenant, right or option, or of the continuance of the failure of Tenant, but the same shall remain in full force and effect. The receipt by Landlord of any rental or other charge due hereunder with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless waived in writing and signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly payment of Basic Annual Rental, Percentage Rental, if any, additional rental or other charges due under this Lease shall be deemed to be other than on account of the oldest rental then unpaid, and any endorsement or statement on any check or any letter accompanying any check of payment of rental shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of unpaid amounts or pursue any other remedy in this Lease, and no waiver by Landlord in respect to one tenant shall constitute a waiver in favor of any other tenant in the Shopping Center.

                                     NOTICES
SECTION 43.

     A. Any notice, demand, request, consent, approval, or other communication which either party hereto is required or desires to be given to the other shall be in writing and shall be given by public or private express delivery mail (such as Federal Express), or by personal delivery or by United States
Registered or Certified Mail, return receipt requested, addressed to Landlord and to Tenant at the locations shown in Section 1, and subject to the right of either party to designate a different address by notice similarly given. Any notice, demand, request, consent, approval, or other communication so sent shall be deemed to have been given, as the case may be upon delivery if by express mail or personal delivery and five (5) business days after the same was so addressed and deposited in the United States Mail as Registered or Certified Mail, with postage thereon fully prepaid. Time for response to any such notice shall commence from the date of actual receipt of such notice.

        B. Tenant's failure to object to any statement, invoice or billing rendered by Landlord within a period of thirty (30) days after receipt thereof shall constitute Tenant's acquiescence with respect thereto and shall render such statement, invoice or billing an account stated between Landlord and Tenant.

                                  SUBORDINATION
SECTION 44.

     A. Except as the contrary is hereinafter set out in Section 44.B., Tenant agrees that this Lease shall at all times be subject and subordinate to the encumbrance of any Mortgage (including any amendment or modification thereof) which is now or hereafter placed on the Demised Premises by the Landlord. If requested in writing by the Mortgagee or prospective Mortgagee thereof, Tenant agrees, upon demand, without cost, to execute and deliver an instrument in substantially the form as Exhibit F or such other form as may be reasonably required by the Mortgagee or a proposed Mortgagee to effectuate such subordination, which instrument shall include, among and with any other provisions required by the Mortgagee, agreement on the part of Tenant to attorn to any and all successors in interest to the Demised Premises resulting from any foreclosure of or exercise of the power of sale contained in any such Mortgage or conveyance in lieu of the foreclosure and shall also provide that Tenant shall be entitled to continued possession of Demised Premises under this Lease so long as Tenant complies with all terms, conditions, and provisions of this Lease and is not in default under the Lease.

     B. Anything to the contrary herein notwithstanding, Tenant covenants and agrees that, if the present or future Mortgagee subordinates said Mortgage to this Lease, whether the same be part of a general subordination by such Mortgagee or specifically refers to this Lease, then this Lease shall for all intents and purposes be considered to be paramount and superior to said Mortgage and shall survive and continue to remain in full force and effect, even though said Mortgage be foreclosed; and, Tenant shall continue to comply with all of its obligations hereunder, whether or not said Mortgage be foreclosed; and, in the event of any such foreclosure, Tenant agrees to thereafter attorn to Mortgagee, its successors and assigns, and to any purchaser at foreclosure, its successors and assigns.

     C. Tenant agrees that without the prior written consent of the Mortgagee of the Shopping Center, it will not prepay any rents or other charges more than thirty (30) days in advance of the due date required by this Lease, and that without giving prior written notice to such Mortgagee, it will not terminate this Lease or exercise any right of set-off, if any, or amend this Lease.

                              ENVIRONMENTAL MATTERS

SECTION 45

     (a) For purposes of this Lease:

     (i) "Contamination" as used herein means the uncontained or uncontrolled presence of or spill, leakage, disposal, or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises or any other part of the Shopping Center so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

     (ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, now or hereafter enacted, promulgated, or in effect, concerning protection of human health, safety and the environment, all as may be amended from time to time, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601, et. set. ("CERCLA"), the
Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. 6901, et. seg. ("RCRA"), the Emergency Planning and Community Right-to-Know Act of 1986, as amended, 42 U.S.C. 1101, et. seg. ("EPCRA"), the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651, et. seg. ("OSHA"), the Georgia Hazardous Waste Management Act, O.C.G.A.ss. 12-8-60, et. ., and the Georgia Hazardous Site Response Act, O.C.G.A.ss.12-8-90, et. sea.

     (iii) "Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, CERCLA, RCRA, EPCRA and OSHA) and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and soil, and constituents and by-products thereof.

     (b) Landlord represents that, except as revealed to Tenant in writing by Landlord, Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises.

     (c) Tenant represents that all its activities on the Demised Premises or any other part of the Shopping Center during the Lease Term will be conducted in compliance with all Environmental Laws. Tenant warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices or violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant's sole cost and expenses, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business in the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant's sole cost and expenses, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws. Tenant warrants that it has obtained all such permits, licenses or approvals and made all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business in the Demised Premises.

     (d) Tenant shall not cause or permit any Hazardous Substances to be brought upon, stored, treated, generated, produced, handled, kept or used in, on, under or about or transported to the Demised Premises or any other part of the Shopping Center by Tenant or its agents, employees, contractors, licensees, franchisees or invitees without the prior written consent of Landlord, which consent shall not be unreasonable withheld; provided, however, that the consent of Landlord shall not be required for the use at the Demised Premises in compliance with all applicable Environmental Laws of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant's office equipment located at the Demised Premises or in the routine janitorial service, cleaning and maintenance of the Demised Premises. For purposes of this Section 45, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Demised Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Shopping Center.

     (e) Tenant shall not cause or permit the spill, leakage, disposal, or release ("Release") of any Hazardous Substances by Tenant or its agents, contractors, employees, licensees, franchisees, or invitees into any environmental media such as air, water or land, or into or on or from the Demised Premises or any other part of the Shopping Center in any manner that violates any Environmental Laws. If such Release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such Release and any associated Contamination, (ii) clean up or otherwise remedy such Releases and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws, and (iii) notify and keep Landlord reasonably informed of such Release and response.

     (f) Regardless of any consents granted by Landlord pursuant to Section 45(d) hereof allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever (i) cause or permit any activity on the Demised Premises which would cause the Demise Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder; (ii) discharge Hazardous Substances into the storm sewer system serving the Shopping Center; or (iii) install any underground storage tank or underground piping in, on or under the Demised Premises.

     (g) Tenant shall and hereby does indemnify and hold harmless Landlord and its officers, directors, employees, agents and partners from and against any and all expense, loss, and liability suffered by Landlord, and/or any such other parties by reason of Tenant's improper storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of Tenant's break of any of the provisions of this Section 45. Such expenses, losses, and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws as a result of Tenant's failure to comply therewith; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises or any other part of the Shopping Center; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances; (iv) any and all fines, penalties or other sanctions assessed upon Landlord by reason of Tenant's failure to comply with Environmental Laws; and (v) any and all legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the termination or expiration of this Lease.

     (h) Landlord shall have the right, but not the obligation, to enter the Demised Premises at reasonable times throughout the Lease Term to audit and inspect the Demised Premises for Tenant's compliance with this Section 45.

     (i) At Landlord's request, which shall not be more frequent than once per Lease Year, Tenant shall retain an independent engineer or other qualified consultant or expert acceptable to Landlord to conduct, at Landlord's sole cost and expense, an environmental audit of the Demised Premises and immediate surrounding areas, and the scope of work to be performed by such engineer, consultant or expert shall be approved in advance by Landlord, and a copy of all of the work product shall be provided to Landlord. Should such environmental audit reveals the presence of Hazardous Substances in the Demised Premises or the immediate surrounding area which were caused by reason of Tenant's improper storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of Tenant's breaking of any of the provisions of this Section 45, then the Tenant shall reimburse Landlord the cost and expense of the environmental audit. Tenant shall, at Landlord's request, from time to time, execute affidavits and representations concerning Tenant's best knowledge and belief regarding the presence of Hazardous Substances in the Demised Premises. Tenant shall reimburse Landlord, promptly upon request, the reasonable cost of any testing for the purpose of ascertaining if Hazardous Substances are at or emanating from the Demised Premises, if such testing is required by any governmental agency or Landlord's mortgagee. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Demised Premises to Landlord free from any Hazardous Substances.

                                  LEASING AGENT
SECTION 46.

     Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease for agents, brokers, or finders having dealt with Tenant or alleging to have dealt with Tenant other than as set forth in this Section 46. Tenant agrees to indemnify Landlord and to hold Landlord harmless from and against all liability arising from any such claim and related reasonable and actual attorneys' fees. Tenant acknowledges that Tenant has been informed that agents for Wheeler/Kolb Management Company (representing Landlord) and Southeast Commercial Properties, Inc. (representing Tenant) are acting as leasing agents in connection with this Lease. Landlord shall solely be responsible for brokerage commissions due to such agents and agrees to indemnify Tenant and hold Tenant harmless from all liability arising from any claim by Wheeler/Kolb Management Company (representing Landlord) and Southeast Commercial Properties, Inc. (representing Tenant) and related attorneys' fees.

                               ADDITIONAL PROPERTY

SECTION 47.

     Landlord may from time to time, without prior notice to or consent of Tenant, add or withdraw land and improvements thereon to or from the Shopping Center Land. Any property so added shall thereafter be subject to the terms of this Lease and shall be included in the terms "Shopping Center" and "Shopping Center Land" whichever is applicable as used in this Lease. Any property or land so withdrawn by Landlord shall thereafter not be subject to the terms of this Lease and shall be excluded from the terms "Shopping Center" and "Shopping Center Land" as used in this Lease.

                                MORTGAGE DEFINED

SECTION 48.

     As used in this Lease, the term "Mortgage" shall be construed to include a Mortgage, Deed to Secure Debt, Security Deed, Security Agreement, Collateral Assignment of Rentals, Collateral Assignment of Leases, any one or more of them or any other encumbrance to secure a debt howsoever created, except as hereinafter to the contrary provided, affecting the right, title or interest of the Landlord in and to:

          (a) any of the land described on Exhibit B or any improvements at any time situated thereon;

          (b) any present or future lease of any part or parts of the land described in Exhibit B or any present or future lease of any improvements at any time situated thereon, or any present or future rental or income therefrom; and

          (c) any personal property from time to time owned by Landlord and used or useful in connection with the operation of the Shopping Center, or any one or more of the foregoing;

excluding, however, any mechanic's liens, judgment liens, or liens which result from creditor proceedings. The term "Mortgagee" shall be deemed to include the holder or owner of any such Mortgage.

                                LIMITED LIABILITY

SECTION 49.

     Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the Shopping Center Land and buildings comprising the Shopping Center of which the Demised Premises form a part for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord for any default or breach by Landlord of any of its obligations under this Lease, subject, however, to the prior rights of the holder of any Mortgage. No other assets of the Landlord shall be subject to levy, execution, or other judicial process for the satisfaction of Tenant's claim and there shall be absolutely no personal liability on the part of Landlord, or its successor, or any partners or corporate shareholders or officers, employees or agents of Landlord or its successor, with respect to any of the terms, conditions and covenants of this Lease. This provision shall not be deemed, construed, or interpreted to be an agreement, express or implied, between Landlord and Tenant that the Landlord's interest in this Lease and in the Shopping Center Land and any improvements thereon shall be subject to impressment of an equitable lien or otherwise.

                                OTHER AGREEMENTS
SECTION 50.

     Landlord has entered into or may enter into a construction, reciprocal easement and operating agreement (hereinafter called "Operating Agreement") or a lease agreement (hereinafter called "Major Store Lease") with the owners or occupants of present or future Major Stores, providing for cross easements for parking, ingress and egress and other privileges with respect to the Common Areas. This Lease is subject and subordinate to any such Operating Agreement or Major Store Lease, but Landlord warrants and represents that nothing in such agreements will prohibit Tenant from exercising its privileges set out in this Lease in accordance with and subject to the terms hereof.

                                  INTEREST RATE
SECTION 51.

     Where under the terms of this Lease interest shall be provided for, such interest, shall be the maximum lawful rate of interest per annum permissible under the laws of the State of Georgia at that time or if there is none, then at the rate of eighteen percent (18%) per annum, and shall accrue from the date when the same becomes due and payable by the terms and provisions hereof until paid, to which shall be added reasonable and actual attorneys' and collection fees.

                                 TIME OF ESSENCE
SECTION 52.

     Time is of the essence with respect to the performance of each of the covenants and agreements under this Lease.

                                    CAPTIONS
SECTION 53.

     The captions of the Sections of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

                                  MODIFICATION
SECTION 54.

     This Lease and the exhibits, rider and addenda if any attached contain all covenants and agreements between Landlord and Tenant relating in any manner to the rental, use, and occupancy of the Demised Premises and the other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect; and, the covenants and agreements of this Lease cannot be altered, changed, modified or added to except in writing signed by Landlord and Tenant. No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented on Landlord's behalf, either orally or in writing (except this Lease), has induced Tenant to enter into this Lease. The submission of this document for examination does not constitute an offer to lease and this Lease becomes effective only upon execution and delivery thereof by Landlord and Tenant. Neither this Lease nor any memorandum or short form of this Lease may be recorded.

                                  SEVERABILITY
SECTION 55.

     Any provision of this Lease or any paragraph, sentence, clause, phrase, or wording appearing herein which shall prove to be invalid, void, or illegal for any reason shall in no way affect, impair, or invalidate any other provision hereof, and the remaining provisions, paragraphs, sentences, clauses, phrases, and words hereof shall nevertheless remain in full force and effect.

                             RELATIONSHIP OF PARTIES
SECTION 56.

     Anything contained in this Lease to the contrary notwithstanding, it is agreed that Landlord shall in no event be deemed to be a partner or engaged in a joint venture with or an associate of Tenant or any party associated with Tenant in the conduct of its business or otherwise, and Landlord shall not be liable for any debts incurred by Tenant in the conduct of its business. The relationship of Landlord and Tenant as established by this Lease is that of landlord and tenant only. None of the language or terminology of this Lease shall be construed to create any other form of relationship between Landlord and Tenant.

                                SECURITY DEPOSIT

SECTION 57.

     Tenant shall deposit with Landlord the amount of the Security Deposit as set forth in Section 1.Q. upon the execution of this Lease by Tenant. The Security Deposit shall be held by Landlord without liability for interest and without any obligation to segregate it from Landlord's general funds as security for the faithful performance by Tenant of all the terms of this Lease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord, and any such act on the part of Tenant without Landlord's written consent shall be without force and effect and shall not be binding upon Landlord. If any item of rent herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid, or should Landlord make payments on behalf of the Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Basic Annual Rental, Percentage Rental, or additional rental or loss or damage sustained by Landlord due to such breach on the part of Tenant, including without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings, or other re-entry by Landlord, and Tenant shall forthwith upon written demand within five (5) calendar days restore the Security Deposit to the original sum deposited. Should Tenant comply with all terms of this Lease and promptly pay all Basic Annual Rental, Percentage Rental, and additional rental, as they fall due, the Security Deposit shall be returned in full to Tenant at the end of the Lease Term when Tenant has surrendered possession of the Demised Premises to Landlord and Landlord has accepted the Demised Premises. In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Basic Annual Rental, Percentage Rental, additional rental, and other charges due Landlord for all periods prior to the filing of such proceedings. The Security Deposit shall not constitute liquidated damages. Landlord may deliver the Security Deposit to any purchaser of Landlord's interest in the Demised Premises in the event that Landlord's interest is sold, and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit, and Tenant shall look solely to such purchaser for the return of the Security Deposit. This provision shall also apply to any subsequent transferees.

                         CONSTRUCTION AND INTERPRETATION

SECTION 58.

     It is agreed that in the construction and interpretation of the terms of this Lease the rule of construction that a document is to be construed most strictly against the party who prepared the same shall not be applied, it being agreed that both parties hereto have participated in the preparation of the final form of this Lease. This Lease shall be construed in accordance with and governed by the laws of the State of Georgia.

                                    PROMOTION

SECTION 59.

     Tenant shall include the address and identity of its business activities in the Demised Premises in all advertisements made by Tenant in which the address and identity of any similar local business activity of Tenant is mentioned and shall not divert from the Demised Premises any business which normally would be transacted there. Use by Tenant in advertising, letterheads or otherwise of the name Lindbergh Plaza, pictures or drawings of the Shopping Center and buildings contained therein, or any distinctive trade name, trademark, or logo used by Landlord shall be subject to such restrictions and regulations as Landlord may from time to time prescribe.

                         RELOCATION OF DEMISED PREMISES

SECTION 60.

                              LANDLORD TERMINATION
SECTION 61.

     Notwithstanding anything contained in this Lease to the contrary, but in addition to any right which Landlord may have in the event of a default by the Tenant, Landlord shall have the option to terminate this Lease without cause at any time by written notice to the Tenant ("Termination Notice"), such notice to be effective on the termination date (the "Termination Date") specified in the Termination Notice but in no event prior to June 30, 2003. The Termination Notice may be given at any time, but not less than 180 days prior to the Termination Date. Tenant shall not be entitled to any compensation or consideration from Landlord in the event Landlord exercises its right to terminate the Lease as provided in this paragraph.

     On the Termination Date, this Lease shall terminate as if the Termination Date was the date set forth in the Lease for the expiration of the Lease Term. Tenant shall deliver the Premises to Landlord on or before the Termination Date in accordance with the terms and conditions of this Lease. In the event Tenant fails to vacate the Premises by the Termination Date, then in addition to any other rights and remedies which the Landlord may have as provided elsewhere in the Lease, Tenant shall be liable for all damages suffered by the Landlord as a result of such failure.

                               TENANT TERMINATION
SECTION 62.

     Notwithstanding anything in this Lease to the contrary, Tenant shall have the option to terminate this Lease without cause by written notice to the Landlord ("Termination Notice"), such notice to be effective on the termination date (the "Termination Date") specified in the Termination Notice. The Termination Notice may be given at any time after the first full Lease Year, but not less than 90 days prior to the Termination Date. Tenant shall simultaneously with the Termination Notice remit to the Landlord a sum equal to three (3) full months Base Rent plus Common Area Maintenance, Real Estate Taxes and Insurance Charges ("Termination Fee") according to the amounts set forth in the Lease. During the 90 day Termination Notice period, Tenant shall continue to pay all monthly rents and charges due to the Landlord pursuant to the terms and conditions of the Lease. Tenant shall not be entitled to any compensation or consideration from Landlord in the event Tenant exercises its right to terminate the Lease as provided in this paragraph.

     On the Termination Date, this Lease shall terminate as if the Termination Date was the date set forth in the Lease for the expiration of the Lease Term. Tenant shall deliver the Premises to Landlord on or before the Termination Date in accordance with the terms and conditions of this Lease. In the event Tenant fails to vacate the Premises by the Termination Date, then in addition to any other rights and remedies which the Landlord may have as provided elsewhere in the Lease, Tenant shall be liable for all damages suffered by the Landlord as a result of such failure.

                                      AS-IS
SECTION 63.

     Notwithstanding anything contained in this Lease to the contrary, Tenant accepts the Demised Premises "as-is" and "where is" and in the condition in which they currently exist. Tenant acknowledges that Landlord is not required to complete any work within the Demised Premises prior to Tenant's occupancy. The outline of Landlord's Work in Exhibit "C" is made solely in the event that Landlord is required under the Lease to restore the Demised Premises following a casualty or a taking by Eminent Domain. Tenant must provide complete architectural plans and specification for approval by the Landlord, which approval must be in writing. Tenant shall promptly commence and diligently complete Tenant's Work as required by and in accordance with Exhibit "C" and Tenant's approved plans. Notwithstanding the above, Landlord shall make a one time inspection of the utilities and HVAC and warrant that they are in good operating order on the Turnover Date of the Demised Premises to Tenant.

     IN WITNESS WHEREOF, the Landlord and Tenant have caused this Lease to be executed and delivered in quadruplicate, each counterpart being deemed an original, on the date hereinabove set out.

                                       LANDLORD:

                                       NORO-BROADVIEW HOLDING COMPANY, B.V.

                                       By: /s/ John Sexton
------------------------------------       -------------------------------------
Witness                                    John Sexton, not individually,
                                           but as Attorney-In-Fact pursuant to
                                           Power of Attorney dated July 21, 1998

                                       TENANT:

                                       ABSOLUTE CARE, INC.
                                       a Delaware corporation

                                       By: /s/ Alan S. Cohn
------------------------------------       -------------------------------------
Witness                                Name/Title: Alan S. Cohn, CEO
                                                   -----------------------------

                                       Attest: /s/ Joel H. Alperstein
                                               ---------------------------------
                                       Name/Title: Joel H. Alperstein, CFO
                                                   -----------------------------
                                                   (Affix Corporate Seal)

                                    EXHIBIT A


                                  (Lease Plan)

                                    EXHIBIT B

                     Description of the Shopping Center Land

                                   EXHIBIT "C"

                  OUTLINE OF LANDLORD'S WORK AND TENANT'S WORK


GENERAL:

     This Exhibit "C" is intended to describe the obligations of both Landlord and Tenant with respect to the design and construction of the Demised Premises.

A.   DEMISED PREMISES - LANDLORD'S WORK

     1.   DEMISED WALLS

          Partition walls shall be 3-1/2 inch metal studs at twenty-four inches on center with 1/2 inch gypsum wallboard, minimum, at cross partition, at sales area and at toilet room. Typical demising walls to be 5 5/8 inch metal studs at 16 inches on center with 5/8 inch fire code "C" gypsum wallboard, one hour rated construction with insulation if required by code. Wall finish to be taped and sanded, ready for painting in sales area and toilet room.

     2.   FLOOR

          Finished four inch concrete floor slab on vapor barrier. Landlord will have the option to leave a cut out in the rear of the Premises if the Tenant is a restaurant use. Vinyl floor tile (12" x 12" x 3/32") in the toilet room.

     3.   ELECTRIC SERVICE

          One Hundred Fifty (150) amp service with one electrical outlet for every fifteen linear feet along the demising walls with conduit and connected to each Tenant's panel board.

     4.   WATER SERVICE AND SEWER SERVICE

          One inch (1") water line with 3/4 inch meter, one bathroom with toilet and cold water sink, mirror and toilet paper holder. (Two bathrooms if required by code.)

     5.   SPRINKLERS

          A sprinkler system which is designed on the basis of one sprinkler head per the required number of square feet of Demised Premises to meet the current governmental firecode, if required.

     6.   STOREFRONT AND STOREFRONT CLOSURE

          All shop storefronts shall be a minimum of aluminum extrusions of a standard 1-3/4" x 4-1/2" storefront system, single glazed with 1/4 inch plate glass, tempered as required with one single door entrance.

     7.   CEILING

          Suspended 2'-0" x 4'-0" acoustical tile ceiling in sales area and toilet room; acoustical tile to be white 5/8" thick, Armstrong "Minaboard", Cortega, or equal. Electrical lighting for shops shall be recess mounted, four tube 2' x 4' fluorescent fixtures installed at the rate of one fixture per 96 square feet of sales area. Fixture shall be G.E. "Bonus Line" series, or equal. Lighting in storage rooms shall be 8 feet long, two tube fluorescent fixtures at the rate of one fixture per 300 square feet. Toilet rooms shall have a switched surface mounted pendant fixture with convenience receptacle mounted above the lavatory. (The toilet room exhaust fan shall also be wired to this switch.)

     8.   HEATING AND AIR CONDITIONING

          Heating shall be provided for the entire shop space; cooling for the sales area only, at the rate of one ton of air conditioning per 400 square feet, minimum.

     9.   DOORS

          Door in cross partition to be a 3'-6" x 6'-8" hollow core wood door in hollow metal frame with lockset. Door in toilet room to be a 4'-0" x 6'-8" pre-hung hollow core wood door and frame with privacy set and allowing a turning radius of at least five (5) feet. Door at rear of shop shall be a 3' 0" x 7' 0" hollow metal door and frame with exterior drip flashing and lockset.

B.   DEMISED PREMISES - TENANT'S WORK

     1.   PERMITS AND UTILITIES

          a.   A certificate of occupancy permit.

          b. Telephone service between the point of entry in the basic building and the Demised Premises, if not completed by Bell South.

          c.   All utility meters unless otherwise indicated in this Exhibit C.

          d.   Grease trap at a Landlord approved location, if required by code.

     2.   ABOVE CEILING

          All materials installed above the ceiling of the Demised Premises for the installation of equipment, as approved by Landlord, shall be incombustible. All wiring above ceilings shall be in conduit.

     3.   TENANT ELECTRICAL SYSTEMS

          Any electrical work, including service, wire, meter bases, transformers, circuit panels, branch circuit wiring devices, lighting fixtures, lamps, emergency lighting, communication systems, which is in addition to the electrical work required of Landlord herein and which is completed by Tenant, shall conform to the requirements of the governmental authorities, the National Electric Code and the local utility.

     4.   EMPLOYEES

          Tenant at all times will enforce strict discipline and good order among its employees and contractors hired or retained by Tenant and their subcontracts and their respective employees to perform Tenant's Work and Tenant's contractors and their subcontractors will work in harmony with other contractors' personnel performing work in the Shopping Center.

     5.   INSURANCE

          (a) Tenant agrees, prior to commencement of construction, to furnish Landlord with Certificate(s) of Insurance evidencing that Tenant or Tenant's contractor has obtained Builder's Risk Insurance in an amount equal to one hundred percent (100%) of the replacement cost of Tenant's Work and all trade fixtures, signs, plate glass, floor covering, decorative items, furniture, furnishings, machinery, equipment and merchandise in the Demised Premises in the form of a Standard Fire and Extended Coverage Insurance Policy and that all other risks of direct physical loss as insured against under Special Form ("all risk" coverage) are insured against as required by Section 26 of this Lease.

          (b) Tenant or Tenant's contractor and/or subcontractors will, during the period of construction of its work, secure and maintain a Commercial General Liability Policy and furnish Landlord with a certificate thereof as required by Section 26 of this Lease.

          (c) Tenant or Tenant's contractor and/or subcontractors will cause its contractor and subcontractors to secure and maintain in effect statutory Workers' Compensation and other insurance as required by the state where the Shopping Center is located and will furnish Landlord with a certificate thereof.

     6.   SURETY BONDS

          Tenant shall, prior to commencement of the work in the Demised Premises, cause its contractor to furnish a bond with adequate surety in the full amount of the cost of Tenant's Work naming Landlord and its construction and permanent lenders as co-obligees and covering payments and performances of the work as well as labor and material payments in connection therewith. Copy of said bond to the delivered to Landlord prior to commencement of Tenant's Work.

     7.   PROCEDURE

          A.   If the Demised  Premises  are to be  constructed  or renovated by
               Landlord:

               1. After execution of this Lease, Landlord will prepare and forward to Tenant an outline drawing of Tenant's Demised Premises, together with a copy of the Store Design Criteria.

               2. Within ten (10) days thereafter, Tenant will submit to Landlord three (3) sets of "Preliminary Plans" consisting of architectural, electrical, and mechanical plans for Landlord's approval, which when submitted shall include the following:

                    a.   Show in complete detail all parts which will affect the
                         appearance    of   the   Demised    Premises   and   it
                         architectural, mechanical, and electrical components.

                    b.   Plans, section and elevation must be drawn to scale.

                    c. Drawings to include dimensions, materials and color texture specifications (color chips shall be included).

                    d. Plans and specifications must be prepared by an approved architect or store designer. All drawings (plans) must be stamped by the approved architect or store designer.

                    e. Sign, plans and specifications which shall be in accordance with Exhibit D (Sign Criteria).

               3. Within ten (10) calendar days thereafter, Landlord will return to Tenant one (1) copy marked "Approved as Noted", "Approved" or "Disapproved".

               4. Within five (5) calendar days thereafter, Tenant will submit three (3) sets of "Complete Working Drawings and Specifications" incorporating any changes which Landlord may have requested in the "Preliminary Plans" to Landlord for Landlord's approval.

               5. The complete working drawings and specifications of Tenant's Work in Tenant's Demised Premises must be approved in writing by Landlord prior to Tenant's performing any work in the Demised Premises.

               6. It is understood and agreed between Landlord and Tenant that costs incurred by Landlord, if any, as a result of Tenant's delay in providing plans shall be the sole responsibility of Tenant and such costs will be paid by Tenant.

               7. Tenant will start construction within ten (10) days after being notified by Landlord that the Demised Premises are ready for Tenant to perform its work. Before beginning such work, Tenant shall obtain all necessary permits from the jurisdictional authorities and other authorities and submit copies of same to Landlord.

               8. Tenant shall complete all work within the Demised Premises as expeditiously as possible.

               9. Tenant shall secure an occupancy permit, if required, from the jurisdictional authorities at least three (3) days prior to November 15, 2000 and furnish a copy of same to Landlord.

               10. The approval of Landlord or Landlord's architect of any plans and/or specifications or any work performed by Tenant shall not constitute or be deemed a waiver of any requirement of this Lease, the Store Design Criteria, or the outline drawings referred to in Paragraph 7.1. above and all requirements contained in any and all of the foregoing are reserved. Tenant shall be liable for any failure of Tenant or Tenant's architects or engineers to comply with any of said requirements.

          B.   If the Demised Premises are existing on the date hereof:

               1. After execution of this Lease, Landlord will prepare and forward to Tenant an outline drawing of Tenant's Demised Premises, together with a copy of the Store Design Criteria.

               2. Within ten (10) days thereafter, Tenant will submit to Landlord three (3) sets of "Preliminary Plans" consisting of architectural, electrical, and mechanical plans for Landlord's approval.

               3. The complete working drawings and specifications of Tenant's Work in Tenant's Demised Premises must be approved in writing by Landlord prior to Tenant's performing any work in the Demised Premises.

               4. Tenant will start construction within three (3) days after being notified by Landlord that the Demised Premises are ready for Tenant to perform its work. Before beginning such work, Tenant shall obtain all necessary permits from the jurisdictional authorities and other authorities and submit copies of same to Landlord.

               5. Tenant shall secure an occupancy permit, if required, from the jurisdictional authorities at least three (3) days prior to opening and furnish a copy of same to Landlord.

               6. The approval of Landlord or Landlord's architect of any plans and/or specifications or any work performed by Tenant shall not constitute or be deemed a waiver of any requirement of this Lease, the Store Design Criteria, or the outline drawings referred to in Paragraph 7.1. above and all requirements contained in any and all of the foregoing are reserved. Tenant shall be liable for any failure of Tenant or Tenant's architects or engineers to comply with any of said requirements.

8.   CONSTRUCTION PROCEDURE AND SPECIAL PROVISIONS APPLICABLE TO TENANT'S WORK

               1. Tenant and Tenant's contractors are limited to performing their work, including any office or storage for construction purposes, within the Demised Premises only.

               2.   Tenant and Tenant's  Contractors  shall each be  responsible for daily removal from the Shopping Center Land of all trash, rubbish and surplus material resulting from construction. If Tenant, its agents or contractors fail to remove these items daily, Landlord or its contractors may remove them at their discretion and charge Tenant for the cost of removal plus twenty percent (20%) for administrative costs.

               3. Tenant's Work shall be done in such a manner as to be coordinated with all work being performed or to be performed by Landlord and other tenants of Landlord in the project to such an extent that Tenant's Work shall not interfere with nor delay the completion of any such work in the project. Landlord shall not be liable for any injury to person or damage to property of Tenant, or of Tenant's employees, licensee or invitees, from any cause whatsoever occurring upon or about the Demised Premises, and Tenant shall and will indemnify and save Landlord and its partners, officers, employees, licensees, invitees, and the successors or assigns of any of the foregoing, harmless from any and all liability and claims arising out of or connected with such injury or damage.

               4. Tenant agrees that it, its general contractors or their subcontractors shall use only labor which will work in
                    harmony   with  the  labor  force  of   Landlord's   general
                    contractor.

               5. Landlord's general contractor shall have the right to establish reasonable rules and regulations governing Tenant and Tenant's contractors in order that the construction of the Shopping Center proceed in a safe and orderly manner in accordance with all of the provisions of this Lease and all applicable governmental requirements.

9.   ROOF PENETRATIONS

     Any Tenant required roof penetrations will be at Tenant's cost and will be performed only by Landlord or Landlord's roofing contractor, and shall be subject to Landlord's final approval and acceptance.

10.  MISCELLANEOUS

     Whether or not otherwise specifically required herein, all Tenant's Work shall comply with the requirements, rules and regulations of all authorities having governmental jurisdiction over the Demised Premises. In all instances where Tenant is to install any item, it shall also furnish such item.

11.  WORK CHANGES

     Any changes in Tenant's Work during the course of its construction which may be required by the governmental authorities or Landlord's underwriters shall be performed by Tenant at Tenant's expense.

12.  AS-IS

     Notwithstanding anything contained in this Lease to the contrary, Tenant accepts the Demised Premises "as-is" and "where is" and in the condition in which they currently exist. Tenant acknowledges that Landlord is not required to complete any work within the Demised Premises prior to Tenant's occupancy. The outline of Landlord's Work in Exhibit "C" is made solely in the event that Landlord is required under the Lease to restore the Demised Premises following a casualty or a taking by Eminent Domain,. Tenant must provide complete architectural plans and specifications for approval by the Landlord, which approval must be in writing. Tenant shall promptly commence and diligently complete Tenant's Work as required by and in accordance with Exhibit "C" and Tenant's approved plans. Notwithstanding the above, Landlord shall make a one time inspection of the utilities and HVAC and warrant that they are in good operating order on the Turnover Date of the Demised Premises to Tenant.




                                        By: /s/ John Sexton
                                            ------------------------------------
                                            Landlord

                                        By: /s/ Alan S. Cohn
                                            ------------------------------------
                                            Tenant

                                   EXHIBIT "D"


                                  SIGN CRITERIA


                                INSERT FROM FILE

                                    EXHIBIT E

                              TENANT'S CERTIFICATE


TO:
         ----------------------------
         Name

         ----------------------------
         Address

         ----------------------------
         City       State         Zip


The  undersigned,   as  Tenant  under  that  certain  Lease  (the  "Lease")dated
_______________, 19__, made with _________________________________, as Landlord, hereby certifies to as follows:

(1) That the undersigned has accepted and entered into occupancy of the Demised Premises described in said Lease;

(2) That attached hereto as Exhibit A is a true, correct and complete copy of the Lease and that said Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way except: ________________;

(3) That the same represents the entire agreement between the parties as to said leasing;

(4) That the Rent Commencement Date of the Lease Term is ______________________;

(5) That the expiration date of the Lease Term of the Lease is , and that Tenant does not have any rights or options to renew the Lease or to extend the term thereof or to lease additional space in the Shopping Center (as defined in the Lease), except as for

(6) That all conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied;

(7) That there are no defaults by either Tenant or Landlord thereunder;

(8) That no rentals have been prepaid, other than as provided in the Lease;

(9) That on this date there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by Landlord;

(10) That as of this date there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof; and

(11) All improvements to the Demised Premises required to be built under the Lease, if any, have been fully and satisfactorily completed. All allowances and contributions, if any, payable by Landlord to Tenant, or by Tenant to Landlord, relating to the structures and improvements comprising the Demised Premises have been paid in full.

The undersigned hereby agrees:

     (1) To disclaim all right, title or interest in the Demised Premises except the rights granted by the Lease;

     (2) To send a copy of any notice or demand given or made to Landlord pursuant to the provisions of the Lease by Certified or Registered Mail to _____________________________ at _______________________________________ who is
or will be the owner and holder of a Mortgage on the Demised Premises, or its assignee;

     (3) To give the holder of such Mortgage, or its assignee, a reasonable period of time to cure any default complained of in said notice or demand; and

     (4) That no consent of Landlord to any modification or assignment of the Lease, or any termination of the Lease, shall be effective without prior written notice to the holder of such Mortgage, or its assignee.

                                        TENANT

                                        ----------------------------------------

                                    EXHIBIT F

            SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT

THIS   SUBORDINATION,    NON-DISTURBANCE,   AND   ATTORNMENT   AGREEMENT   (this
"Agreement"),  is  made  this  ________day  of  ______________,  19___,  between
____________________________________________________,     with     offices    at
___________________________________________________________, (hereinafter called
"Tenant"),   ___________________________________________,   (hereinafter  called
"Mortgagee"), and  ____________________________________,  with a mailing address of P. O. Box 988, Duluth, Georgia 30136 (hereinafter called "Landlord").

                                  WITNESSETH:

     WHEREAS, Tenant has entered into a certain Lease dated ___________, 19__, with Landlord, which Lease has been amended by Amendment Agreement dated ____________________, 19___, covering certain Demised Premises known and numbered as _____________________________________________ in the Shopping Center
known    as     _______________________________________    in    ______________,
___________________ County, Georgia (the "Lease"); and

     WHEREAS, Mortgagee has agreed to make a mortgage loan (the "Mortgage Loan") to the Landlord, provided, however, that the Lease is subordinated to the security interest and lien of the Security Deed or Deed to Secure Debt and Security Agreement which secures said Mortgage Loan (the "Mortgage"); and,

     WHEREAS, Mortgagee has been requested by Tenant and by Landlord to enter into this Subordination, Non-Disturbance and Attornment Agreement with Tenant;

     NOW, THEREFORE, in consideration of the Lease and the mutual covenants hereinafter contained, the parties hereto mutually covenant and agree as follows:

     1. The Lease and any extensions, renewals, replacements or modifications thereof, and all of the right, title and interest of Tenant in and to the Demised Premises, are and shall be subject and subordinate to the Mortgage and to all of the terms and conditions contained therein, and to any renewals, modifications, replacements, consolidations and extensions thereof; and

     2. Mortgagee consents to the Lease and, in the event of foreclosure of said Mortgage, or in the event Mortgagee comes into possession or acquires title to the Demised Premises as a result of the enforcement or foreclosure of the Mortgage or the note secured thereby, or as a result of any other means, Mortgagee agrees that Tenant shall not be disturbed in its possession of the Demised Premises, except for any reason which would entitle the Landlord to terminate the Lease under its terms, or would cause, without any further action by such Landlord, the termination of the Lease, or would entitle such Landlord to dispossess Tenant from the Demised Premises; and provided, further that at the time Mortgagee comes into possession of the Demised Premises; Tenant is not in default under the Lease and that no event has occurred and no condition then exists which, after the passage of time (after notice required by the Lease, if any) would entitle Landlord to terminate the Lease under its terms or would cause, without any further action of such Landlord, the termination of the Lease, or would entitle such Landlord to dispossess Tenant from the Demised Premises.

     3. Tenant agrees with Mortgagee that, if the interests of Landlord in the Demised Premises shall be transferred to and owned by Mortgagee by reason of foreclosure or other proceedings brought by it, or by any other manner, Tenant shall be bound to Mortgagee under all of the terms, covenants and conditions of the Lease for the balance of the Lease Term and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if Mortgagee were Landlord under the Lease, and Tenant does hereby attorn to Mortgagee as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of the parties hereto immediately upon Mortgagee succeeding to the interest of Landlord in the Demised Premises. Tenant agrees, however, upon the election of and written demand by Mortgagee, within thirty
(30) days after Mortgagee receives title to the Demised Premises, to execute an instrument in confirmation of the foregoing provisions, satisfactory to Mortgagee, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

     4. In the event of a foreclosure sale of the Demised Premises under any present or future lien against Landlord's interest in the Demised Premises, or in the event that Landlord conveys its interest in the Demised Premises, or in the event that Landlord's interest in the Demised Premises passes to any other person, firm or corporation by operation of law or any other means then in any of said events, Tenant shall promptly attorn to the purchaser at such foreclosure sale, or to the grantee of the Demised Premises from Landlord or to such other successor to Landlord's interest in the Demised Premises, under all of the terms, covenants and conditions of the Lease; and, the purchaser or other successor entitled to the Demised Premises shall not disturb Tenant in its possession in the Demised Premises; provided, however, that at the time such purchaser or other successor to Landlord comes into possession of the Demised Premises, Tenant is not in default under the Lease and that no event has occurred and no condition then exists which, after the passage of time (after notice required by the Lease, if any) would entitle Landlord to terminate the Lease under its terms or would cause, without any further action of such Landlord, the termination of the Lease, or would entitle such Landlord to dispossess Tenant from the Demised Premises. Said attornment is to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon the successor to Landlord's estate succeeding to the interest of Landlord in the Demised Premises. Tenant agrees, however, upon the election of and written demand by any such successor to Landlord's interest within thirty (30) days after said successor to Landlord's interest receives title to the Demised Premises, to execute an instrument in confirmation of the foregoing provisions, satisfactory to any such successor to Landlord's interest, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy.

     5. Tenant agrees with Mortgagee that if Mortgagee shall succeed to the interest of Landlord under the Lease, Mortgagee shall not be:

          (a) liable for any action or omission of any prior Landlord under the Lease; or

          (b) subject to any offsets or defenses which Tenant might have against any prior Landlord; or

          (c) bound by any rent or additional rental which Tenant might have paid for more than the current month to any prior Landlord; or

          (d) bound by any security deposit which Tenant may have paid to any prior Landlord, unless such deposit is in an escrow fund available to Mortgagee; or

          (e) bound by any amendment or modification of the Lease made without prior written consent to Mortgagee.

Tenant  further   agrees  with  Mortgagee  that  Tenant  will  not   voluntarily
subordinate the Lease to any lien or encumbrance without Mortgagee's written consent.

     6. In the event that Landlord shall default in the performance or observance of any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Mortgagee and Mortgagee shall have the right (but not the obligation) to cure such default. Tenant shall not take any action in order to terminate, rescind, or avoid the Lease or to withhold any rental thereunder for a period of ten (10) days after Mortgagee's receipt of such written notice of default with respect to any such default capable of being cured by the payment of money and for a period of thirty (30) days after receipt of such written notice thereof by Mortgagee with respect to any other such default (provided that, in the case of any default which cannot be cured by the payment of money and cannot with diligence be cured within such thirty (30) day period, if Mortgagee shall proceed promptly to cure the same and thereafter shall prosecute the curing of such default with diligence and continuity, then the time within such default may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence and continuity).

     7. Landlord shall not further assign Landlord's interest in the Lease, unless the grantee or assignee shall acknowledge in writing to Mortgagee that the conveyance or assignment is accepted subject to the Lease and the Mortgage. Landlord further agrees that in the event said interest in the Demised Premises or said interest in the Lease passes to any other person, firm or corporation, by operation of law or by any other means, such passage of title shall be subject to the Lease.

     8. This Agreement shall bind and inure to he benefit of the parties hereto, their successors and assigns. As used herein, the term "Tenant" shall include Tenant, its successors and assigns; the words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of Landlord's interest in the Demised Premises by voluntary deed (or assignment) in lieu of foreclosure; and the word "Mortgagee" shall include Mortgagee herein specifically named and any of its successors and assigns, including anyone who shall have succeeded to Landlord's interest in the Demised Premises, by, through, or under foreclosure of the Mortgage.

     9. This Agreement shall not be modified or amended except in writing signed by all parties hereto.


     10. The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the context requires.

     IN WITNESS WHEREOF, the parties hereto have placed their hands and seals the day and year first above written.

Signed, sealed and delivered            TENANT:
in the presence of:
                                        a __________________________ corporation

----------------------                  By:_____________________________________
Unofficial Witness
                                        Name/Title:_____________________________
----------------------
Notary

(affix Notarial Seal and date
of commission expiration)               Attest: ________________________________

                                        Name/Title: ____________________________

                                                 (Affix Corporate Seal)

                                        ________________________________________

                                        a __________________________ partnership

                                        By:_______________________________(Seal)
                                           As its general partner

                                        By:_______________________________(Seal)
                                           As its general partner

                                        __________________________________(Seal)
                                        an individual


Signed, sealed and delivered            LANDLORD:
in the presence of:
                                        __________________________ an individual

----------------------                  __________________________________(Seal)
Unofficial Witness
                                        Name/Title:_____________________________
----------------------
Notary
                                        ________________________________________
(affix Notarial Seal and date
of commission expiration)               a __________________________ partnership

                                        By:_______________________________(Seal)
                                           As its general partner

                                        By:_______________________________(Seal)
                                           As its general partner

Signed, sealed and delivered            MORTGAGEE:
in the presence of:
                                        a __________________________ corporation

----------------------                  By:_____________________________________
Unofficial Witness
                                        Name/Title:_____________________________
----------------------
Notary

(affix Notarial Seal and date
of commission expiration)               Attest: ________________________________

                                        Name/Title: ____________________________

                                   EXHIBIT "G"

                              RULES AND REGULATIONS


                                INSERT FROM FILE

                                   EXHIBIT "H"

                     DELIVERY OF POSSESSION DATE CERTIFICATE


LANDLORD:

TENANT:

PROJECT:

LEASE DATE:

PREMISES NUMBER:

SQUARE FOOTAGE:

DELIVERY OF POSSESSION DATE:


     Landlord and Tenant acknowledge and agree that the Leased Premises described in the above referenced Lease have been delivered to Tenant for the performance of Tenant's Work (as said term is defined in the Lease) on Delivery of Possession Date noted above.

     Tenant acknowledges that Tenant has received access to the above-referenced space. Tenant understands that Tenant may not begin any construction in the Leased Premises until Tenant has satisfied the insurance and other requirements as referenced in the Lease.

     Tenant further acknowledges that all of the landlord's Work, pursuant to said Lease, has been completed except as follows:


     Tenant acknowledges and agrees that all utilities will be transferred within five (5) working days form date of possession to avoid disconnection of service.


LANDLORD:                               TENANT:




-----------------------------------     ----------------------------------------
Name:                                   Name:

-----------------------------------     ----------------------------------------
Title:                                  Title:

                                   EXHIBIT "I"

                             LEASE TERM DECLARATION


LANDLORD:

TENANT:

PROPERTY:

LEASE DATE:

PREMISES NUMBER:

SQUARE FOOTAGE:

     Landlord and Tenant acknowledge and agree that Commencement Date of the above referenced Lease is ________________ and the Termination Date of the Lease is _____________.


LANDLORD:                               TENANT:




-----------------------------------     ----------------------------------------
Name:                                   Name:

-----------------------------------     ----------------------------------------
Title:                                  Title:

                                   EXHIBIT "J"


                                  CONSTRUCTION



                                (Not applicable)

                                   EXHIBIT "K"


                                GUARANTY OF LEASE


LEASE DATE:
           ---------------------------------------------------------------------

LANDLORD: NORO-BROADVIEW HOLDING COMPANY, B.V.
          ----------------------------------------------------------------------

TENANT: ABSOLUTE CARE, INC.
       -------------------------------------------------------------------------

GUARANTOR(S): AVESIS INCORPORATED
             -------------------------------------------------------------------

SPECIALTY MALL: LINDBERGH PLAZA
              ------------------------------------------------------------------

     FOR VALUE RECEIVED, and in consideration of the sum of $1.00 in hand paid and of and as an inducement for the execution and delivery of the Lease referred to above between Landlord and Tenant, the undersigned Guarantor(s) hereby jointly and severally guarantee to Landlord the full and prompt payment of all rent, including fixed rent and any contingent or percentage or other rent, and any and all other sums and charges payable by Tenant under the Lease, and the full and timely performance and observance of all the covenants, terms and conditions and agreements in the Lease to be performed and observed by the Tenant. Guarantor(s) hereby covenant and agree that if default shall at any time be made by the Tenant in the payment of any such rent or any other sums or charges, or in the performance and observance of any of the covenants, terms, conditions or agreements in the Lease, the Guarantor(s) will promptly pay such rent and other sums and charges to the Landlord, and perform and fulfill all of the terms, covenants, conditions and agreements, and will pay the Landlord all damages and expenses, including attorneys' fees, that may arise in consequence of any default by the Tenant under the Lease or by the enforcement of this Guaranty.

     This Guaranty is an absolute and unconditional guaranty of payment and of performance. It shall be enforceable against the Guarantor(s), jointly or severally, without the necessity of any suit or proceedings on the Landlord's part of any kind or nature whatsoever against the Tenant and without the necessity of any notice of non-payment, non-performance, non-observance, acceptance of this guaranty, or of any other notice or demand to which the Guarantor(s) hereby expressly waive. The Guarantor(s) hereby expressly agree that the validity of this Guaranty and the obligations of the Guarantor(s) hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or failure to assert by the Landlord against the Tenant any of the rights and remedies available to the Landlord or by relief of Tenant from any of the Tenant's obligations under this Lease by the rejection of the Lease in connection with proceedings under the Bankruptcy laws now or hereafter in effect or otherwise.

     This Guaranty shall be a continuing guaranty and the liability of the Guarantor(s) hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification of the Lease or by reason of any modification or waiver of or change in any of the terms, covenants, conditions, or provisions of the Lease, or by reason of any extension of time that may be granted by the Landlord to the Tenant or by reason of a change for different use of the Demised Premises or by reason of any dealings or transactions or matters or things occurring between the Landlord and the Tenant, whether or not the Guarantor(s) have knowledge or notice thereof. Guarantor(s) shall not assign this Guaranty without the prior written consent of Landlord.

     The assignment by Landlord of this Lease and/or the rents and other receipts thereof made either with or without the Guarantor's knowledge or notice shall in no manner whatsoever release the Guarantor(s) from any liability as Guarantor(s). This Guaranty may be assigned by the Landlord.

     All the Landlord's rights and remedies under the said Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be an exclusion or a waiver of any of the others.

     This Guaranty shall be binding upon the Landlord and Tenant and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Guaranty of Lease as of the 3rd day of August, 2000.


                                        GUARANTOR (S)

                                        AVESIS INCORPORATED



                                        /s/ Alan S. Cohn
                                        ----------------------------------------




                                        Attest: /s/ Alan S. Cohn
                                                --------------------------------
                                        Title: CEO
                                               ---------------------------------
                                               {AFFIX CORPORATE SEAL}